    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER   , 2000

                                                     REGISTRATION NO.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                   FORM SB-2
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------
                    AMERICAN EAGLE MOTORCYCLE COMPANY, INC.
                 (Name of Small Business Issuer in its Charter)
                            ------------------------

           CALIFORNIA                                3751                                77-042000
  (State or Other Jurisdiction           (Primary Standard Industrial         (I.R.S. Employer Identification
       of Incorporation)                 Classification Code Number)                      Number)

                            ------------------------

                                                                             Gregory Spak
              2350 Technology Parkway                            President and Chief Executive Officer
            Hollister, California 95023                         American Eagle Motorcycle Company, Inc.
                  (831) 634-4740                                        2350 Technology Parkway
    (Address and Telephone Number of Principal                              (831) 634-4740
                     Executive                             (Name, Address and Telephone Number of Agent for
     Officer and Principal Place of Business)                                  Service)

                            ------------------------
                                   COPIES TO:

              Robert O. Knutson, Esq.                                   William M. Prifti, Esq.
                  Attorney at Law                                         Prifti Law Offices
               9372 Creekwood Drive                                  Five Market Square, Suite 109
              Eden Prairie, MN 55347                                      Amesbury, MA 01913
                  (612) 941-0908                                            (978) 388-4942
                Fax (612) 941-2744                                        Fax (978) 388-4945

                            ------------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                            ------------------------
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                        PROPOSED MAXIMUM     PROPOSED MAXIMUM
              TITLE OF EACH CLASS OF                  AMOUNT TO BE     OFFERING PRICE PER   AGGREGATE OFFERING      AMOUNT OF
           SECURITIES TO BE REGISTERED               REGISTERED(1)            UNIT                PRICE          REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
Units, each consisting of one share of Common
Stock, no par value, and one redeemable Class A
Warrant to purchase one share of Common Stock           920,000(2)           $ 7.00            $ 6,440,000            $1,701
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value                              920,000(2)           $ 9.80            $ 9,016,000            $2,381
---------------------------------------------------------------------------------------------------------------------------------
Underwriters' warrants and common shares issuable
upon exercise of warrants                                80,000              $ 9.80            $   784,000            $  207
---------------------------------------------------------------------------------------------------------------------------------
Total registration fee                                       --                  --            $16,240,000            $4,289
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers such additional securities as may become issuable upon exercise of the Class A Warrants or underwriters' warrants through operation of the antidilution provisions thereof.
(2) Includes 120,000 units subject to an option granted to the underwriter to cover over-allotments, if any.
                            ------------------------
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

              SUBJECT TO COMPLETION, DATED                , 2000.

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                 800,000 UNITS
[AMERICAN EAGLE LOGO]

                                 AMERICAN EAGLE
                               MOTORCYCLE COMPANY
               EACH UNIT CONSISTING OF ONE SHARE OF COMMON STOCK
                       AND ONE REDEEMABLE CLASS A WARRANT

     We are offering 800,000 units to the public at an initial offering price expected to be between $6.00 and $7.00 per unit. Each unit consists of one share of common stock and one redeemable Class A Warrant which is exercisable and separable from the common stock immediately upon the effectiveness of this offering. Each Class A Warrant entitles its holder to purchase, at any time during its three-year term, one share of our common stock at an exercise price of $9.80 per share, subject to adjustment. We may redeem these warrants for $.01 per warrant at any time on 20 days written notice, provided the closing bid price of our common stock exceeds $12.00 per share, subject to adjustment, for 20 consecutive trading days. Prior to this offering, there has been no public market for any of our securities.

     INVESTING IN OUR UNITS INVOLVES A HIGH DEGREE OF RISK AND SUBSTANTIAL DILUTION. SEE "RISK FACTORS" ON PAGE 8 AND "DILUTION" ON PAGE 12.

                                                              PER UNIT    TOTAL
                                                              --------    -----
Public offering price.......................................   $         $
Underwriting discounts......................................   $         $
Proceeds to us..............................................   $         $

     We have granted the underwriter a 45-day option to purchase a maximum of 120,000 additional units from us at the same price to cover over-allotments, if
any. Delivery of the securities will be made on or about                , 2000.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           -------------------------

MERCER PARTNERS, INC.

             The date of this prospectus is                , 2000.

          [INSIDE FRONT COVER -- PHOTOS OF AMERICAN EAGLE MOTORCYCLES]

                               TABLE OF CONTENTS

                                      PAGE
                                      ----
Prospectus Summary..................    4
Risk Factors........................    8
Forward-Looking Statements..........    9
Asset Purchase Agreement............    9
Use of Proceeds.....................   10
Dividend Policy.....................   10
Capitalization......................   11
Dilution............................   12
Unaudited Pro Forma Consolidated
  Financial Data....................   13
Management Discussion and Analysis
  of Financial Condition and Results
  of Operations.....................   18

                                      PAGE
                                      ----
Business............................   23
Management..........................   32
Certain Transactions................   35
Principal Shareholders..............   36
Description of Securities...........   37
Shares Eligible for Future Sale.....   39
Underwriting........................   40
Legal Matters.......................   42
Experts.............................   42
Additional Information..............   43
Index to Financial Statements.......  F-1

                           -------------------------

     You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

                     DEALER PROSPECTUS DELIVERY OBLIGATION

     Until              , 2000 (25 days after the commencement of this
offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

                               PROSPECTUS SUMMARY

     Unless otherwise indicated, all information contained in this prospectus assumes the underwriters will not exercise their over-allotment option to purchase additional units, and also reflects the 1-for-7 reverse common stock split of our outstanding common shares effected by us in October 2000.

AMERICAN EAGLE MOTORCYCLE COMPANY, INC.

     We design, develop, manufacture and sell American-styled heavyweight motorcycles popularly known as "cruisers." Heavyweight motorcycles in our industry are those having an engine displacement of at least 651 cubic centimeters (cc). Our motorcycles are marketed and distributed under our American Eagle brand primarily through our current dealer network of 32 domestic dealers. Since inception of our commercial production in 1996, we have produced and sold approximately 800 American Eagle motorcycles. Suggested retail prices of our cruisers range from $20,900 to $27,900, and they are offered with a variety of customized options and styling. We believe that our premium motorcycles represent the finest available American-made, custom-designed cruisers.

STRATEGIC PROPRIETARY ENGINE ACQUISITION

     We are in the process of acquiring complete proprietary engine development technology and running prototypes for two distinct air-cooled V-Twin engines for use in our cruisers. These assets are being purchased by us from an unaffiliated company, and the acquisition is contingent upon the completion of the public offering of our units. See "Asset Purchase Agreement." One engine has a 92 cubic inch displacement and is similar in mechanical design and exterior styling to the traditional V-Twins manufactured by Harley-Davidson and certain independent engine manufacturers such as S&S Cycle Inc. This 92 cubic inch V-Twin is fully adaptable to power our premium cruiser models, and the commercial introduction of this engine is planned to occur in the first half of 2001.

     The second proprietary engine we are acquiring is an innovative completely new-designed powerful V-Twin of 152 cubic inches, which we intend to incorporate into a top-of-the-line performance cruiser now being developed by us, the TRX
152. We expect to introduce our TRX 152 model commercially in the second half of 2001.

     We believe that our engine technology acquisition will accomplish a very important strategic milestone for our business. Having proprietary engines to power our cruisers will enable us to reduce our cost of production dramatically and result in significantly higher gross margins from our production operations, since an engine is by far the most expensive component we purchase from our suppliers. We also believe we will generate sales of these V-Twins in the custom cruiser aftermarket.

OUR STRATEGY

     Our goal is to become a leading manufacturer of premium heavyweight custom cruisers, and certain key elements of our business strategy are as follows:

     - continuing an active development and engineering program to enhance the performance and styling of our current models;

     - developing new models of motorcycles;

     - integrating our new V-Twin engines in all our cruiser models;

     - increasing our domestic market penetration for a greater nationwide distribution;

     - developing and offering a line of proprietary brand parts, apparel and other general merchandise, and accessories for the large custom cruiser aftermarket; and

     - continuing preparations to enter foreign motorcycle markets by 2002.

OTHER INFORMATION

     We are incorporated in California, our headquarters and production facilities are located at 2350 Technology Parkway, Hollister, CA 95023, our telephone number is (831) 634-4740, and our Internet Web site address is www.americaneagles.com. Information contained on our Web site is not part of this prospectus.

     "American Eagle", "Maverick", "STM-C", "Stinger", "Stalker", "XRT Talon", "STX 2000", and our logo are some of the trademarks and trade names that we use. This prospectus also contains trade names and trademarks of other entities.

                                 THIS OFFERING

Securities offered by us......   800,000 units, with each unit consisting of one
                                 share of common stock and one redeemable Class
                                 A Warrant. Each Class A Warrant becomes
                                 exercisable and transferable separate from the common stock immediately upon the effectiveness of the offering. Each warrant entitles its holder to purchase, during its three-year term, one share of common stock at $9.80 per share.
                                 We may redeem these warrants on 20 days written notice for $.01 per warrant provided the closing public bid price of our common stock exceeds $12.00 per share for 20 consecutive trading days.

Offering price................   $7.00 per unit.

Common stock outstanding after
offering......................   3,983,161 shares.

Use of proceeds...............   Payment of outstanding and assumed debt,
                                 capital expenditures, development and
                                 engineering expenses, sales and marketing expansion, purchasing materials and components for production inventory, enhancing Internet
                                 Web sites, working capital and other general corporate purposes.

                                                COMMON STOCK     CLASS A WARRANTS
                                                ------------     ----------------
Proposed symbols:
  Nasdaq SmallCap Market..................
  Pacific Stock Exchange (PSE)............

Unless otherwise indicated, all information in this prospectus:

     - assumes an initial offering price of $7.00 per unit, and does not allocate any separate value to the Class A Warrant;

     - assumes no exercise of the underwriter's over-allotment option; and

     - gives effect to a one-for-seven reverse common stock split which was effective October 2000.

The number of our shares of common stock to be outstanding after this offering includes:

     - 1,416,161 shares outstanding as of June 30, 2000;

     - 285,714 shares issued incident to the recent conversion of all our preferred to common shares;

     - 162,500 shares issued incident to the September 2000 acquisitions by us of Yankee Engineuity and certain motorcycle Web sites;

     - 31,428 shares issued in September 2000 to satisfy trade accounts payable; and

     - 1,287,358 shares to be issued to Angel Motorcycles Inc. to acquire its engine technology assets.

The number of our shares of common stock to be outstanding after this offering excludes:

     - 143,714 shares issuable upon exercise of outstanding options and warrants at a weighted average exercise price of $6.73 per share;

     - 235,286 shares issuable upon exercise at $7.00 per share of warrants to be assumed by us incident to the pending engine technology acquisition;

     - 800,000 shares issuable upon the exercise at $9.80 per share of Class A Warrants included in the units being offered by us; and

     - 80,000 shares issuable by us upon the exercise of a warrant to be issued to the underwriter at an exercise price of $9.80 per share.

                             SUMMARY FINANCIAL DATA

                                         YEARS ENDED DECEMBER 31,    SIX MONTHS ENDED JUNE 30,
                                         -------------------------   -------------------------
                                            1998          1999          1999          2000
                                         -----------   -----------   -----------   -----------
                                                                     (UNAUDITED)   (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Net sales..............................  $ 3,315,100   $ 4,980,200   $3,502,400    $   970,600
Cost of sales..........................    3,205,800     4,558,000    3,201,800        871,700
                                         -----------   -----------   ----------    -----------
Gross profit...........................      109,300       422,200      300,600         98,900
Operating expenses:
  Research and development.............      164,700       545,400      224,300        174,200
  Sales and marketing..................      354,600       421,400      224,700         57,500
  General and administrative...........      904,900       913,000      471,400      1,034,700
                                         -----------   -----------   ----------    -----------
Total operating expenses...............    1,424,200     1,879,800      920,400      1,266,400
                                         -----------   -----------   ----------    -----------
Loss from operations...................   (1,314,900)   (1,457,600)    (619,800)    (1,167,500)
Other income (expenses)................      (58,100)      (80,900)     (35,400)       265,100
                                         -----------   -----------   ----------    -----------
Net loss...............................   (1,373,000)   (1,538,500)    (655,200)      (902,400)
Preferred stock dividend...............      (12,600)      (24,000)     (12,000)       (12,000)
                                         -----------   -----------   ----------    -----------
Net loss attributed to common
  shareholders.........................  $(1,385,600)  $(1,562,500)  $ (667,200)   $  (914,400)
                                         ===========   ===========   ==========    ===========
Basic and diluted loss per common
  share................................  $     (1.15)  $     (1.27)  $    (0.55)   $     (0.73)
Weighted average common shares
  outstanding..........................    1,205,444     1,225,816    1,218,730      1,249,823

     The following balance sheet data is presented:

     - on an actual basis as of June 30, 2000;

     - on a pro forma basis to reflect (i) our issuance in September 2000 of common stock to satisfy accounts payable of $200,000, (ii) our September 2000 acquisitions of motorcycle Web sites and Yankee Engineuity Products Division, (iii) our pending acquisition of assets from Angel Motorcycles Inc. as if this acquisition had occurred on June 30, 2000, and (iv) the October 2000 conversion of our outstanding preferred stock into common stock on a 2-for-1 basis; and

     - on a pro forma as adjusted basis to reflect our receipt of the net proceeds from our sale of 800,000 units in this offering at an estimated public offering price of $7.00 per unit, after deducting underwriting discounts and offering expenses, payment of liabilities being assumed in our pending acquisition, and satisfaction of approximately $1,200,000 in bank indebtedness and trade accounts payable.

                                                                  JUNE 30, 2000
                                                     ---------------------------------------
                                                                                  PRO FORMA
                                                       ACTUAL       PRO FORMA    AS ADJUSTED
                                                     -----------   -----------   -----------
BALANCE SHEET DATA:
Cash and cash equivalents..........................  $     5,200   $     5,200   $ 2,621,700
Working capital (deficiency).......................     (943,700)   (1,549,800)    3,150,200
Total assets.......................................    1,341,200    12,762,200    15,378,700
Total liabilities..................................    2,108,600     2,785,200       701,700
Accumulated deficit................................   (5,595,000)   (5,595,000)   (5,595,000)
Shareholders' (deficiency) equity..................     (767,400)    9,977,000    14,677,000

                                  RISK FACTORS

     An investment in our Units involves a high degree of risk. You should carefully consider the following risks as well as other information in this prospectus before you decide to buy our securities in this offering.

     WE HAVE A HISTORY OF OPERATING LOSSES WHICH WILL ADVERSELY AFFECT US IF LOSSES CONTINUE. We have incurred losses every year since our 1995 inception, and as of June 30, 2000 we had an accumulated deficit of $5,595,000. Our business and operations will be harmed if we continue to incur losses.

     BECAUSE OF OUR SERIOUS LIQUIDITY DEFICIENCY, WE MAY BE UNABLE TO CONTINUE OUR BUSINESS AS A GOING CONCERN. Our operations require significant levels of cash to fund the production and distribution of our motorcycles. We have funded our operations with equity infusions, cash from operations and a bank line of credit. Our bank lender currently is demanding payment in full of our outstanding credit facility, and we also are undergoing pressure for additional payments from certain trade creditors. We must raise substantial new capital to continue our operations. The report of our Independent Certified Public Accountant contains an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern.

     WE DEPEND UPON OUR DEALERS FOR OUR REVENUES, AND THEY ARE NOT OBLIGATED TO PURCHASE ANY MINIMUM REQUIREMENT FROM US. We depend upon our dealers to promote our products and brand image, and our operations will be adversely affected if they fail. Our dealer agreements may be terminated anytime upon 60 days notice by either party. In addition, all dealer orders may be cancelled without penalty.

     WE DEPEND ON A LIMITED SOURCE OF SUPPLIERS FOR OUR KEY MOTORCYCLE COMPONENTS. We currently purchase key components used in the manufacture of our motorcycles from single or limited source suppliers. We typically purchase components and materials through purchase orders without having any guaranteed supply arrangements with our vendors. Any interruption or substantial delay in the supply of our outsourced components or materials without our being able to obtain them from alternate sources timely and at acceptable prices, could seriously impair our product delivery to dealers and even cause our dealers to cancel orders.

     UNTIL OUR NEW ENGINES REACH COMMERCIAL PRODUCTION, OUR CONTINUED RELIANCE ON EXISTING ENGINE SUPPLIERS COULD ADVERSELY AFFECT US IF DELIVERY IS INTERRUPTED. For example, our single engine supplier in 1999 interrupted delivery for some time that year, which harmed our business significantly.

     OUR SUCCESS DEPENDS ON OUR ABILITY TO RETAIN GREG SPAK AND OTHER KEY PERSONNEL. We believe the experience and ability of Greg Spak, our chief executive officer, is important to our growth and success, and the loss of his services would harm our business. Our success will also depend on our ability to hire and retain other qualified management, including competent marketing, development and engineering personnel. We may be unable to locate and hire these personnel.

     WE MAY ENCOUNTER DIFFICULTIES AND COMPLICATIONS IN ESTABLISHING AND INTEGRATING OUR NEW ENGINES. We intend to incorporate the two proprietary engines we are acquiring into our motorcycles promptly. We may encounter complications and delays in assimilating and integrating these engines and securing necessary government certifications for them. Any failure by us to effectively incorporate these engines into our products would adversely affect our planned future business and operations.

     OUR EXPOSURE TO PRODUCT LIABILITY CLAIMS COULD HARM US SERIOUSLY IF OUR INSURANCE COVERAGE IS INADEQUATE. Given the nature of motorcycle products, we are subject to potential product liability claims that could, in the absence of sufficient insurance coverage, have a material adverse impact on our business and financial condition. Although we believe the insurance we maintain is adequate, we cannot assure you that it will cover all claims made against us or that it will fully indemnify us for product liabilities that may be imposed against us.

     WE MUST COMPLY WITH MANY GOVERNMENT REGULATIONS WITH RESPECT TO OUR PRODUCTION OPERATIONS AND OUR MOTORCYCLES, AND ANY FAILURE TO COMPLY MATERIALLY WITH THESE REGULATIONS WOULD HARM OUR BUSINESS. Our manufacturing operations and motorcycles must comply with many federal and state requirements governing environmental, safety and other factors, which generally relate to air, water and noise pollution and product safety characteristics. Any failure by us to comply with these regulations or to obtain or maintain necessary certifications from governmental agencies would harm our business and operations.

                           FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements within the meaning of the federal securities laws that relate to future events or our future financial performance and business expansion. These statements involve known and unknown risks and uncertainties that may cause our actual results and performance to be materially different from those anticipated or implied by the forward-looking statements for many reasons, including the risks described under "Risks Factors" and elsewhere in this prospectus. We use words such as "anticipate", "believe", "intend", "expect", "estimate" and similar expressions to identify such forward-looking statements. These forward-looking statements include anticipated development and release of new products, anticipated business expansion, and anticipated increased expenditures for manufacturing, sales and marketing, and general and administrative expenses. These statements are only predictions of ours which apply only as of the date of this prospectus, and you should not place undue reliance on them. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee our future results or performance, nor can we assure you that our future business expansion will unfold as projected by us.

                            ASSET PURCHASE AGREEMENT

     In July 2000, we entered into an asset purchase agreement (the "Agreement") with Angel Motorcycles Inc., a Minnesota corporation ("Angel") to acquire all of Angel's motorcycle development and technology assets, consisting primarily of the design and development of two distinct V-Twin engines, one of 92 cubic inches and the other of 152 cubic inches. Development of these engines has been completed and running prototypes of both engines have been subjected satisfactorily to substantial operational testing. We are currently adapting the frameworks, drivetrains and other components of our motorcycles to fit these engines being acquired from Angel. As soon as practicable, we intend to offer these proprietary V-Twin engines to power all models of American Eagle cruisers. See "Business -- Products Under Development."

     Both of these proprietary engines were developed for Angel in England by Melling Consultancy Design ("MCD"), a leading engine design firm owned by Al Melling. MCD designed both engines specifically to power premium high performance V-Twin heavyweight motorcycles. Doing business as MCD, Mr. Melling has been active continuously in engine design and development for over 30 years. He has designed, enhanced or improved numerous automobile, motorcycle, and other motorsport engines of many types while working for various internationally well-known firms including General Motors, Ferrari, Porsche, Lamborghini, Alfa Romeo, Ducati, and various leading Japanese motorcycle manufacturers. In recent years, he has achieved considerable prominence in the engine design industry for his development of modern innovative engines including a Formula 1 racing V-10 engine for Lola, a British developer of high performance motorsport vehicles, and both a V-8 engine and an inline-6 engine for TVR, a British high performance engine and specialty vehicle manufacturer.

     Closing of the Agreement is conditional upon the completion of this offering, and upon its closing we will issue to Angel 1,287,358 shares of our common stock plus stock purchase warrants for an additional 235,286 shares of our common stock. We also will assume liabilities of Angel specified in the Agreement and consisting of accounts and notes payable of $300,000 and convertible debentures of $583,500. In addition, we will be obligated to make royalty payments to MCD of 2.5% in respect to any sales of these engines or of motorcycles using these engines.

                                USE OF PROCEEDS

     We expect to receive net proceeds of approximately $4,700,000 from this offering, or approximately $5,400,000 if the underwriters exercise their over-allotment option in full, after deducting underwriting discounts and estimated offering expenses payable by us, and assuming an initial public offering price of $7.00 per share.

     Of these net proceeds, we intend to use approximately $1,200,000 to satisfy certain trade accounts payable and bank indebtedness now in default and bearing interest at the bank's prime rate plus 3% (10% as of June 30, 2000), approximately $883,500 for payment of liabilities we will assume incident to our acquisition of V-Twin engine technology from Angel Motorcycles Inc., approximately $200,000 for capital expenditures to purchase production and computer equipment and software, and approximately $600,000 for production inventories of raw materials, engines and other components. The balance of estimated proceeds will be used for general corporate purposes including expansion of sales and marketing efforts, new product and engine development and certification, integration and expansion of our recently acquired Yankee Engineuity aftermarket sales business, enhancement of our e-commerce motorcycle Web sites, and general working capital needs. Until we apply the proceeds for these uses, we intend to invest them in short-term, interest-bearing securities.

     The foregoing description represents our present intentions based upon current plans and business conditions, which may change or vary significantly due to many factors including the amount of our future revenues, prevailing general economic or industry conditions, changes in the competitive environment of our industry, and strategic acquisition or other opportunities that may arise. Accordingly, our management will retain broad discretion in the allocation of the net proceeds of this offering. Depending upon future events, we may determine to apply these proceeds for different purposes and in different amounts than described above.

     Although we cannot assure you that the net proceeds of this offering will satisfy our requirements for any particular period of time, we currently expect that the proceeds from this offering along with cash generated from our operations will be adequate to satisfy our operational and capital requirements for at least one year from the date of this prospectus. After that, to the extent our capital resources are insufficient to meet out future requirements, we will need to raise additional funds in order to continue our operations and planned expansion effectively. We cannot assure you that any such funds will be available to us on favorable terms, or at all.

                                DIVIDEND POLICY

     We have never declared or paid cash dividends on our capital stock and we do not anticipate declaring or paying any cash dividends for the foreseeable future. We currently expect to retain all earnings, if any, for investment in our business.

                                 CAPITALIZATION

     The following table shows:

     - our actual capitalization on June 30, 2000;

     - our pro forma capitalization on June 30, 2000 reflecting (i) our September 2000 issuance of a total of 162,500 shares of common stock for our recent acquisition of Yankee Engineuity Products Division and the purchase of motorcycle Web sites from Net Media Technologies, Inc., (ii) the October 2000 conversion of our outstanding preferred stock into common stock on a 2-for-1 basis; (iii) our September 2000 issuance of 31,428 shares of common stock to satisfy accounts payable of $200,000, and (iv) the issuance of 1,287,358 shares of our common stock to Angel Motorcycles Inc. for its intangible engine technology assets, assuming this pending acquisition occurred on June 30, 2000; and

     - our pro forma as adjusted capitalization on June 30, 2000, assuming the completion of this offering at an assumed public offering price of $7.00, payment of all outstanding convertible debentures we will assume incident to our acquisition of assets from Angel Motorcycles Inc., and payment of our outstanding bank debt.

                                                                  AS OF JUNE 30, 2000
                                                       -----------------------------------------
                                                                                      PRO FORMA
                                                         ACTUAL        PRO FORMA     AS ADJUSTED
                                                       -----------    -----------    -----------
Bank line of credit................................    $   500,000    $   500,000    $        --
Long-term debt, including current portion of
  $339,900.........................................        351,200        351,200             --
Capital lease obligations, including current
  portion..........................................         55,100         55,100         55,100
Notes payable......................................             --        128,700         28,700
10% convertible debentures.........................             --        583,500             --
Shareholders' (deficiency) equity:
  Preferred stock, no par value, 5,000,000 shares
     authorized; 142,857 shares issued and
     outstanding actual; no shares issued and
     outstanding pro forma and pro forma as
     adjusted......................................      1,525,000             --             --
  Common stock, no par value, 10,000,000 shares
     authorized; 1,416,161 shares issued and
     outstanding actual; 3,183,161 shares issued
     and outstanding pro forma; 3,983,161 shares
     issued and outstanding pro forma as
     adjusted......................................      3,302,600     15,572,000     20,272,000
                                                       -----------    -----------    -----------
  Accumulated deficit..............................     (5,595,000)    (5,595,000)    (5,595,000)
                                                       -----------    -----------    -----------
          Total shareholders (deficiency) equity...       (767,400)     9,977,000     14,677,000
                                                       -----------    -----------    -----------
          Total capitalization.....................    $   138,900    $11,595,500    $14,760,800
                                                       ===========    ===========    ===========

                                    DILUTION

     If you invest in our securities, your investment will be diluted to the extent of the difference between the initial public offering price per unit and the pro forma net tangible book value per share of common stock after this offering, assuming no value is allocated to the Class A Warrant portion of a unit. Our pro forma net tangible book value deficit as of June 30, 2000 was $(1,370,200) or $(.43) per share. Pro forma net tangible book value per share was determined by dividing our tangible net worth, which consists of tangible assets less liabilities, by the total number of common shares outstanding after adjusting for all common stock transactions which transpired after June 30, 2000 (including our purchase of engine technology assets which will be closed simultaneous with this offering). After giving effect to the sale of the 800,000 units offered hereby at an assumed initial public offering price of $7.00 per unit, our pro forma net tangible book value as of June 30, 2000 would have been $3,329,800 or $.84 per share. This represents an immediate increase in net tangible book value of $1.27 per share to existing shareholders and an immediate dilution in net tangible book value of $6.16 per share to new investors, or approximately 88% of the assumed offering price of $7.00 per share. The following table illustrates this dilution:

Assumed initial public offering price.......................          $7.00
  Pro forma net tangible book value per share before
     offering...............................................  $(.43)
  Increase in net tangible book value from this offering....   1.27
                                                              -----
Pro forma net tangible book value per share after
  offering..................................................            .84
                                                                      -----
Dilution in net tangible book value per share to new
  investors.................................................          $6.16
                                                                      =====

     The following table shows on a pro forma basis as of the date of this prospectus and after giving effect to this offering at an assumed offering price of $7.00 per unit, the differences between our existing holders of common stock and the new investors in this offering with respect to the number of shares of common stock purchased from us, the total consideration paid to us and the average price paid per share, before deducting underwriting discounts and estimated offering expenses. For purposes of this table, no value has been allocated to the Class A Warrant portion of the units being offered. The information on existing shareholders includes Angel Motorcycles Inc. and the common shares to be issued to that company for its engine technology assets, and also the common shares issued to acquire motorcycle web sites and Yankee Engineuity. This information also reflects the conversion of all our preferred shares into common shares.

                                SHARES PURCHASED       TOTAL CONSIDERATION
                               -------------------    ---------------------   AVERAGE PRICE
                                NUMBER     PERCENT      AMOUNT      PERCENT     PER SHARE
                                ------     -------      ------      -------   -------------
Existing shareholders........  3,183,161    79.9%     $15,572,000    73.5%        $4.89
New investors................    800,000    20.1        5,600,000    26.5          7.00
                               ---------    ----      -----------    ----
                               3,983,161     100%     $21,172,000     100%
                               =========    ====      ===========    ====

     The foregoing information is based on the number of shares of our common stock to be outstanding after this offering and excludes the following:

     - 379,000 shares issuable upon exercise of outstanding warrants and stock options with a weighted average exercise price of $6.90 per share (including warrants being issued incident to our purchase of engine technology assets);

     - 80,000 shares issuable upon exercise of underwriters' warrants being granted by us incident to this offering and exercisable at $9.80 per share; and

     - 120,000 additional shares that may be purchased from us by the underwriters pursuant to an option to cover over-allotments in connection with this offering.

                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS

     Set forth below are our unaudited pro forma condensed consolidated financial statements. The pro forma condensed consolidated financial statements have been prepared giving effect to (1) the acquisition of Yankee Engineuity Products Division, a California sole proprietorship; (2) the acquisition of certain motorcycle Web sites from Net Media Technologies, Inc.; and (3) the acquisition of engine technology from Angel Motorcycles, Inc. net of liabilities assumed.

     The unaudited pro forma condensed consolidated balance sheet as of June 30, 2000 is based on the historical balance sheets of American Eagle Motorcycle Company, Inc., Yankee Engineuity Products Division, and Angel Motorcycles, Inc., as of June 30, 2000, respectively. The unaudited pro forma condensed consolidated balance sheet assumes the transactions occurred on June 30, 2000.

     The unaudited pro forma condensed consolidated statements of operations for the twelve months ended December 31, 1999 and the six months ended June 30, 2000 are based on the historical statements of operations of American Eagle Motorcycle Company, Inc., Yankee Engineuity Products Division, and Angel Motorcycles, Inc. for the periods then ended, respectively. The unaudited pro forma condensed consolidated statement of operations assumes the transactions occurred on January 1, 1999.

     The unaudited pro forma condensed consolidated statements of operations may not be indicative of the actual results which would have been obtained if the transactions had occurred on the dates indicated nor are they indicative of future operating results. In particular, the unaudited pro forma condensed consolidated financial statements are based on estimates of purchase price allocation, which may differ from the actual allocation.

     The accompanying unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements of American Eagle Motorcycle Company, Inc. and Angel Motorcycles, Inc. and the notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in this prospectus.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                                                         JUNE 30, 2000
                              ---------------------------------------------------------------------------------------------------
                                                      PREVIOUS ACQUISITIONS
                               AMERICAN     -----------------------------------------
                                 EAGLE        YANKEE       PRO FORMA                       ANGEL       PRO FORMA
                              MOTORCYCLE    ENGINEUITY    ADJUSTMENTS      PRO FORMA    MOTORCYCLES   ADJUSTMENTS      PRO FORMA
                              -----------   -----------   -----------     -----------   -----------   -----------     -----------
                              (UNAUDITED)   (UNAUDITED)   (UNAUDITED)     (UNAUDITED)   (UNAUDITED)   (UNAUDITED)     (UNAUDITED)
ASSETS
CURRENT:
  Cash and cash
    equivalents.............  $5,200......    $19,700     $       --      $    24,900   $        --   $       --      $    24,900
  Accounts receivable, net
    of allowance for
    doubtful accounts.......  86,700.....      29,300             --          116,000            --           --          116,000
  Advances to related
    parties.................  96,900.....          --             --           96,900            --           --           96,900
  Inventories...............  822,600....      21,500             --          844,100            --           --          844,100
  Prepaid expenses and other
    assets..................  106,100....          --             --          106,100        59,900      (59,900)(c)      106,100
                              -----------     -------     ----------      -----------   -----------   ----------      -----------
      Total Current
         Assets.............  1,117,500..      70,500             --        1,188,000        59,900      (59,900)       1,188,000
Intangible Assets...........  --.........          --      1,105,400(a,b)   1,105,400            --   10,241,800(d)    11,347,200
Notes Receivable............  --.........          --             --               --       273,000     (273,000)(c)           --
Property and Equipment,
  net.......................  223,700....       3,300             --          227,000            --           --          227,000
                              -----------     -------     ----------      -----------   -----------   ----------      -----------
                              $1,341,200..    $73,800     $1,105,400      $ 2,520,400   $   332,900   $9,908,900      $12,762,200
                              ===========     =======     ==========      ===========   ===========   ==========      ===========

LIABILITIES AND
  SHAREHOLDERS' (DEFICIENCY)
  EQUITY
CURRENT LIABILITIES:
  Bank overdraft............  $8,300......    $    --     $       --      $     8,300   $     5,900   $   (5,900)(c)  $     8,300
  Line of credit............  500,000....          --             --          500,000            --           --          500,000
  Accounts payable..........  784,200....       9,600             --          793,800        95,000      105,000(c)       993,800
  Accrued expenses..........  409,800....       3,400             --          413,200         1,200       (1,200)(c)      413,200
  Current portion,
    long-term...............  339,900....          --             --          339,900            --           --          339,900
  Current portion,
    obligations.............  19,000.....          --             --           19,000            --           --           19,000
  Notes payable.............  --.........      28,700             --           28,700       106,900       (6,900)(c)      128,700
  Convertible debentures....  --.........          --             --               --       240,500      343,000(c)       583,500
                              -----------     -------     ----------      -----------   -----------   ----------      -----------
      Total Current
         Liabilities........  2,061,200..      41,700             --        2,102,904       449,500      434,000        2,986,400
                              -----------     -------     ----------      -----------   -----------   ----------      -----------

LONG-TERM LIABILITIES:
  Long-term debt, less
    current portion.........  11,300.....          --             --           11,300            --           --           11,300
  Obligations under capital
    lease, less current
    portion.................  36,100.....          --             --           36,100            --           --           36,100
                              -----------     -------     ----------      -----------   -----------   ----------      -----------
      Total Liabilities.....  2,108,600..      41,700             --        2,150,300       449,500      434,000        3,033,800

SHAREHOLDERS' (DEFICIENCY)
  EQUITY:
  Series A preferred
    stock...................  1,525,000..          --             --        1,525,000            --           --        1,525,000
  Common stock..............  3,302,600..          --      1,137,500(a,b)   4,440,109       998,500    8,359,800(c,d)  13,798,400
  (Accumulated deficit)
    Retained Earnings.......   (5,595,000)     32,100        (32,100)(b)   (5,595,000)   (1,115,100)   1,115,100(c,d)  (5,595,000)
                              -----------     -------     ----------      -----------   -----------   ----------      -----------
      Total Shareholders'
         (Deficiency)
         Equity.............     (767,400)     32,100      1,105,400          370,100      (116,600)   9,474,900        9,728,400
                              -----------     -------     ----------      -----------   -----------   ----------      -----------
                              $1,341,200..    $73,800     $1,105,400      $ 2,520,400   $   332,900   $9,908,900      $12,762,200
                              ===========     =======     ==========      ===========   ===========   ==========      ===========

-------------------------

(a) Reflects the value of the 130,000 shares of our common stock issued to acquire several motorcycle Web sites from Net Media Technologies, Inc. based on the initial public offering price of our common stock of $7.00.

(b) Reflects the acquisition of Yankee Engineuity, accounted for using the purchase method of accounting, for 32,500 shares of our common stock at the initial public offering price of $7.00.

(c) To reflect assets acquired and liabilities assumed from Angel Motorcycles, Inc.

(d) Reflects the value of the 1,287,358 shares of our common stock, based on the initial public offering price of our common stock of $7.00, and warrants to purchase 235,286 shares of our common stock at $7.00 per share, to be issued to Angel Motorcycles, Inc. to acquire its technology of two V-Twin engines, net of liabilities assumed.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                                                                YEAR ENDED DECEMBER 31, 1999
                            -----------------------------------------------------------------------------------------------------
                                                    PREVIOUS ACQUISITIONS
                             AMERICAN     -----------------------------------------
                               EAGLE        YANKEE       PRO FORMA                         ANGEL       PRO FORMA
                            MOTORCYCLE    ENGINEUITY    ADJUSTMENTS      PRO FORMA      MOTORCYCLES   ADJUSTMENTS      PRO FORMA
                            -----------   -----------   -----------     -----------     -----------   -----------     -----------
                                          (UNAUDITED)   (UNAUDITED)     (UNAUDITED)                   (UNAUDITED)     (UNAUDITED)
Net Sales.................  $ 4,980,200    $352,600      $      --      $ 5,332,800      $      --     $      --      $ 5,332,800
Cost of Sales.............    4,558,000     272,600             --        4,830,600             --            --        4,830,600
                            -----------    --------      ---------      -----------      ---------     ---------      -----------
Gross Profit..............      422,200      80,000             --          502,200             --            --          502,200
Operating Expenses:
  Research and
    development...........      545,400          --             --          545,400        238,900            --          784,300
  Sales and marketing.....      421,400       4,700        182,000(a)       608,100             --            --          608,100
  General and
    administrative........      913,000      50,000          9,800(b)       972,800         26,400       512,100(c)     1,511,300
                            -----------    --------      ---------      -----------      ---------     ---------      -----------
        Total Operating
          Expenses........    1,879,800      54,700        191,800        2,126,300        265,300       512,100        2,903,700
                            -----------    --------      ---------      -----------      ---------     ---------      -----------
Loss From Operations......   (1,457,600)     25,300       (191,800)      (1,624,100)      (265,300)     (512,100)      (2,401,500)
Other Income (Expense):
  Interest income.........       26,400          --             --           26,400             --            --           26,400
  Interest and other
    expense...............     (106,500)     (5,600)            --         (112,100)            --       (70,400)(d)     (182,500)
                            -----------    --------      ---------      -----------      ---------     ---------      -----------
Loss Before Income
  Taxes...................   (1,537,700)     19,700       (191,800)      (1,709,800)      (265,300)     (582,500)      (2,557,600)
Income Taxes..............         (800)         --             --             (800)            --            --             (800)
                            -----------    --------      ---------      -----------      ---------     ---------      -----------
Net Loss..................   (1,538,500)     19,700       (191,800)      (1,710,600)      (265,300)     (582,500)      (2,558,400)
Preferred Stock
  Dividends...............      (24,000)         --             --          (24,000)            --            --          (24,000)
                            -----------    --------      ---------      -----------      ---------     ---------      -----------
Net Loss Attributed to
  Common Shareholders.....  $(1,562,500)   $ 19,700      $(191,800)     $(1,734,600)     $(265,300)    $(582,500)     $(2,582,400)
                            ===========    ========      =========      ===========      =========     =========      ===========
Basic and Diluted Loss Per
  Common Share............  $     (1.27)                                $     (1.25)                                  $     (0.97)
                            ===========                                 ===========                                   ===========
Weighted-Average Common
  Shares Outstanding......    1,225,816                                   1,388,316(e)                                  2,675,674(f)
                            ===========                                 ===========                                   ===========

-------------------------

(a) Reflects the amortization of intangible assets recorded in the acquisition of motorcycle Web sites from Net Media Technologies, Inc. using a five year life.

(b) Reflects the amortization of goodwill recorded in the acquisition of Yankee Engineuity using a twenty year life.

(c) Reflects the amortization of intangible assets recorded in the acquisition of technology from Angel Motorcycles, Inc. using a twenty year life.

(d) To reflect interest expense on notes payable at 12% and convertible debentures at 10% assumed from Angel Motorcycles, Inc.

(e) Includes 130,000 shares to acquire motorcycle Web sites from Net Media Technologies, Inc. and 32,500 shares to acquire Yankee Engineuity.

(f) Includes 1,287,358 shares to be issued to Angel Motorcycles, Inc. for its V-Twin engine technology.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                                                         SIX MONTHS ENDED JUNE 30, 2000
                         -----------------------------------------------------------------------------------------------
                                         PREVIOUS ACQUISITIONS
                          AMERICAN     -------------------------
                            EAGLE        YANKEE       PRO FORMA                     ANGEL       PRO FORMA
                         MOTORCYCLE    ENGINEUITY    ADJUSTMENTS    PRO FORMA    MOTORCYCLES   ADJUSTMENTS    PRO FORMA
                         -----------   -----------   -----------   -----------   -----------   -----------   -----------
                         (UNAUDITED)   (UNAUDITED)   (UNAUDITED)   (UNAUDITED)   (UNAUDITED)   (UNAUDITED)   (UNAUDITED)
Net Sales..............  $   970,600    $165,400      $     --     $1,136,000     $      --     $      --    $ 1,136,000
Cost of Sales..........      871,700      74,600            --        946,300            --            --        946,300
                         -----------    --------      --------     -----------    ---------     ---------    -----------
Gross Profit...........       98,900      90,800            --        189,700            --            --        189,700
Operating Expenses:
  Research and
    development........      174,200          --            --        174,200       624,800      (330,000)(c)     469,000
  Sales and
    marketing..........       57,500         300        91,000(a)     148,800            --            --        148,800
  General and
    administrative.....    1,034,700      19,000         4,900(b)   1,058,600       160,600       256,000(d)   1,475,200
                         -----------    --------      --------     -----------    ---------     ---------    -----------
TOTAL OPERATING
  EXPENSES.............    1,266,400      19,300        95,900      1,381,600       785,400       (74,000)     2,093,000
                         -----------    --------      --------     -----------    ---------     ---------    -----------
LOSS FROM OPERATIONS...   (1,167,500)     71,500       (95,900)    (1,191,900)     (785,400)       74,000     (1,903,300)
OTHER INCOME (EXPENSE):
  Interest income......       18,300          --            --         18,300            --            --         18,300
  Other income.........      330,000          --            --        330,000            --      (330,000)(c)          --
  Interest and other
    expense............      (83,200)         --            --        (83,200)       (8,800)      (26,400)(e)    (118,400)
                         -----------    --------      --------     -----------    ---------     ---------    -----------
LOSS BEFORE INCOME
  TAXES................     (902,400)     71,500       (95,900)      (926,800)     (794,200)     (282,400)    (2,003,400)
Income Taxes...........           --          --            --             --            --            --
                         -----------    --------      --------     -----------    ---------     ---------    -----------
Net Loss...............     (902,400)     71,500       (95,900)      (926,800)     (794,200)     (282,400)    (2,003,400)
Preferred Stock
  Dividends............      (12,000)         --            --        (12,000)           --            --        (12,000)
                         -----------    --------      --------     -----------    ---------     ---------    -----------
NET LOSS ATTRIBUTED TO
  COMMON SHAREHOLDERS..  $  (914,400)   $ 71,500      $(95,900)    $ (938,800)    $(794,200)    $(282,400)   $(2,015,400)
                         ===========    ========      ========     ===========    =========     =========    ===========
BASIC AND DILUTED LOSS
  PER COMMON SHARE.....  $     (0.73)                              $    (0.66)                               $     (0.75)
                         ===========                               ===========                               ===========
WEIGHTED-AVERAGE COMMON
  SHARES OUTSTANDING...    1,249,823                                1,412,323(f)                               2,699,681(g)
                         ===========                               ===========                               ===========

-------------------------

(a) Reflects the amortization of intangible assets recorded in the acquisition of motorcycle Web sites from Net Media Technologies, Inc. using a five year life.

(b) Reflects the amortization of goodwill recorded in the acquisition of Yankee Engineuity using a twenty year life.

(c) Reflects the elimination of other income paid to American Eagle Motorcycle by Angel Motorcycles.

(d) Reflects the amortization of intellectual property recorded in the acquisition of technology from Angel Motorcycle, Inc. using a twenty year life.

(e) To reflect interest expense on notes payable at 12% and convertible debentures at 10% assumed from Angel Motorcycles, Inc.

(f) Includes 130,000 shares to acquire motorcycle Web sites from Net Media Technologies, Inc. and 32,500 shares to acquire Yankee Engineuity.

(g) Includes 1,287,358 shares to be issued to Angel Motorcycles, Inc. for its V-Twin engine technology.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion of our financial condition and results of operations should be read together with the financial statements and related notes that are included later in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under "Risk Factors" or in other parts of this prospectus.

OVERVIEW

     We develop, manufacture and market heavyweight V-Twin motorcycles popularly known as cruisers, which are sold to consumers through our distribution network of American Eagle authorized dealers. Development of our first cruiser commenced at the time of our incorporation in California in late 1995, and we now offer three different types of cruiser models including our new STX 2000 sport cruiser. Commercial sales of our motorcycles began in the second half of 1996, and since then we have sold approximately 800 American Eagle motorcycles.

     We offer only premium-priced motorcycle products, and accordingly all our development and marketing efforts and activities are positioned in and directed toward the upscale segment of the heavyweight motorcycle market. To date, our revenues have consisted primarily of wholesale distribution of our motorcycles to our independent dealers, all of which are located in the United States.

     Our cost of sales consists primarily of raw materials and off-the-shelf parts and components, salaries and related personnel expenses for employees engaged in assembly and quality control operations, and manufacturing overhead. In addition, we rely on contract manufacturers for some of our components, which are included in our cost of sales.

     Research and development expenses consist primarily of employee compensation related to engineering and development, outsourced contract engineering expenses, equipment and material costs associated with design and development activities, and costs for obtaining regulatory certification for commercial sale and use of our motorcycles. All research and development costs are expensed as incurred.

     Sales and marketing expenses consist primarily of salaries and personnel expenses for our marketing and sales support employees, general advertising and promotional activities including participation in trade shows and motorcycle rallies, publication of sales brochures and other marketing materials, Web site expenses, and costs of public relations efforts.

     General and administrative expenses consist primarily of salaries and related personnel expenses for executive, accounting and administrative employees, administrative overhead expenses, and professional fees.

PENDING STRATEGIC ACQUISITION

     We recently entered into a strategic asset purchase agreement with Angel Motorcycles Inc. to acquire engine technology and prototypes for two distinct V-Twin engines developed and owned by Angel Motorcycles Inc. This acquisition will be consummated simultaneous with the closing of this offering of our units, and will enable us to incorporate and include proprietary American Eagle engines in our motorcycles. See "Asset Purchase Agreement."

     In consideration for these engine technology assets, we will issue 1,287,358 shares of our common stock to Angel Motorcycles Inc. and stock purchase warrants to purchase up to 235,286 additional shares of our common stock at $7.00 per share until expiration in 2004. We also will assume liabilities of Angel Motorcycles Inc. in the aggregate amount of $883,500 including $383,500 of convertible debentures, notes payable of $100,000 and accounts payable of $200,000 as well as future royalties payable to the engine developer in respect to future sales of these engines.

RECENT ACQUISITIONS

     In September 2000, we acquired Yankee Engineuity Products Division, an established sole proprietor business engaged in selling custom engine parts and other motorcycle aftermarket components, which currently has annual sales of approximately $300,000. We acquired Yankee Engineuity Products Division in consideration for 32,500 shares of our common stock and this acquisition will be accounted for using the purchase method of accounting.

     In September 2000, we also acquired several motorcycle Web sites from Net Media Technologies, Inc., a company affiliated with our Chief Executive Officer. These Web sites were acquired in consideration for 130,000 shares of our common stock. We intend to enhance and use these Web sites for several important functions including conducting e-commerce business with our dealer network, promoting our products to the general motorcycle community, providing a periodic motorcycle e-magazine having a wide range of current motorcycle topics, and developing an online direct sales outlet offering an American Eagle line of custom motorcycle parts and components, accessories, apparel and other general merchandise.

RESULTS OF OPERATIONS

     The following table sets forth our Statements of Operations data expressed as a percentage of total sales:

                                                          FISCAL YEAR             SIX-MONTH PERIOD
                                                             ENDED                     ENDED
                                                         DECEMBER 31,                 JUNE 30,
                                                       -----------------         ------------------
                                                       1998        1999          1999         2000
                                                       -----       -----         -----       ------
Sales...........................................       100.0%      100.0%        100.0%       100.0%
Cost of sales...................................        96.7        91.5          91.4         89.8
                                                       -----       -----         -----       ------
Gross profit....................................         3.3         8.5           8.6         10.2
                                                       -----       -----         -----       ------
Operating expenses:
  Research and development......................         5.0        11.0           6.4         18.0
  Sales and marketing...........................        10.7         8.4           6.4          5.9
  General and administrative....................        27.3        18.3          13.5        106.6
                                                       -----       -----         -----       ------
       Total operating expenses.................        43.0        37.7          26.3        130.5
                                                       -----       -----         -----       ------
Loss from operations............................       (39.7)      (29.2)        (17.7)      (120.3)
Interest income.................................         0.8         0.5           0.6          1.9
Other income....................................          --          --            --         34.0
Interest and other expense......................        (2.5)       (2.1)         (1.6)        (8.6)
                                                       -----       -----         -----       ------
Loss before income taxes........................       (41.4)      (30.8)        (18.7)       (93.0)
Income taxes....................................          --          --            --           --
                                                       -----       -----         -----       ------
Net loss........................................       (41.4)%     (30.8)%       (18.7)%      (93.0)%
                                                       =====       =====         =====       ======

COMPARISON OF SIX-MONTH PERIODS ENDED JUNE 30, 1999 AND 2000

     Sales. Sales for the first six months of 2000 decreased $2,531,800 or 72% to $970,600 in comparison to sales of $3,502,400 for the same six-month period of 1999. This significant sales decrease was due to capital and personnel restraints resulting from an ongoing lack of liquidity and working capital to support our operations effectively, and also because much of our marketing efforts and resources in early 2000 were directed toward the commercial launch of our new sport cruiser class of motorcycles. In addition, we encountered shipping delays in 1999 from our supplier of engines which significantly impacted production scheduling and the filling of orders.

     Cost of Sales. Cost of sales decreased 72.8% to $871,700 for the first six months of 2000 from $3,201,800 for the same six months of 1999, primarily due to the corresponding decrease in sales for these periods. Gross margin increased to 10.2% for the first six months of 2000 compared to 8.6% for the same period of 1999, due primarily to sales in 2000 having a larger percentage of higher margin products.

     Research and Development. Research and development expenses decreased from $224,300 for the first six months of 1999 to $174,200 for the same period of 2000, primarily due to our having limited working capital available during 2000.

     Sales and Marketing. Sales and marketing expenses decreased from $224,700 for the first six months of 1999 to $57,500 during the same period of 2000, primarily due to liquidity and working capital constraints which required us to reduce or delay our marketing and promotional activities.

     General and Administrative. General and administrative expenses were $471,400 for the first six months of 1999 compared to $1,034,700 for the same six-month period of 2000. This increase was due primarily to a non-cash compensation expense of $580,400 related to the beneficial conversion of related party notes payable into capital stock.

     Other Income. Other income of $330,000 during the first six months of 2000 consisted of development, engineering and other activities performed for Angel Motorcycles Inc. to incorporate their engine technology into a finished motorcycle product.

     Income Taxes. There was no provision for income taxes for the six months ended June 30, 1999 and 2000, due to our loss position in both periods.

     Net Loss. Our net loss was $655,200 for the first six months of 1999 compared to $902,400 for the same period of 2000. This increase in our loss was primarily due to non-cash compensation expense offset by the receipt of non-recurring other income in 2000.

COMPARISON OF FISCAL YEARS ENDED DECEMBER 31, 1998 AND 1999

     Sales. Sales increased 50% to $4,980,200 for the year ended December 31, 1999 from $3,315,100 for the year ended December 31, 1998. This increase was primarily due to increased motorcycle orders from our expanded dealer network and increasing market acceptance of our motorcycles.

     Cost of Sales. Cost of sales increased 42.2% to $4,558,000 during 1999 from $3,205,800 in 1998, primarily reflecting our growth in sales. Our gross profit margin increased to 8.5% in 1999 from 3.3% in 1998, primarily due to economies of scale in our manufacturing operations.

     Research and Development. Research and development expenses increased from $164,700 in 1998 to $545,400 in 1999, primarily due to increased design and development activities related to our new sport cruiser class of motorcycle introduced in late 1999.

     Sales and Marketing. Sales and marketing expenses increased from $354,600 in 1998 to $421,400 in 1999, primarily due to increased marketing efforts to support our growth in sales and in our dealer network. These expenses, however, decreased as a percentage of total sales from 10.7% in 1998 to 8.4% in 1999 due to economies of scale resulting from our significant growth in sales in 1999.

     General and Administrative. General and administrative expenses increased slightly from $904,900 in 1998 to $913,000 in 1999. Although there was no material change in the actual amount of these expenses from 1998 to 1999, they decreased as a percentage of total sales from 27.3% in 1998 to 18.3% in 1999.

     Income Taxes. Other than the payment of minimum state income taxes of $800 annually, there was no provision for income taxes in 1998 or 1999 due to our loss position.

     Net Loss. Net loss was essentially the same in 1998 and 1999, being $1,373,000 in 1998 and $1,538,500 in 1999, with the increase in loss in 1999 due primarily to increased expenses for research and development.

LIQUIDITY AND CAPITAL RESOURCES

     Since our inception, we have funded our operations primarily through equity private placements of capital stock, bank credit facilities, trade credit from our suppliers, and bridge loans and other advances from our Chief Executive Officer. As of June 30, 2000, we had only $5,200 in cash and a negative working capital position of $(943,700). Accordingly, we will not be able to continue our operations effectively unless we obtain additional capital.

     We have experienced recurring operating losses, negative working capital and shareholders' deficiency. In addition, our bank has demanded full payment of the credit facility. The report of our independent certified public accountant contains an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern.

     We believe that the net proceeds from this offering will be sufficient to satisfy our anticipated needs for working capital, planned product development, and capital expenditures for at least the next twelve months. If we fail to meet our operational cash flow needs, we would be required to raise additional capital through either debt or equity financing. There is no assurance that we will be able to obtain any material future debt or equity financing when needed, or that any future financing terms will be acceptable to us. Moreover, the future sale of equity or convertible debt securities could result in additional substantial dilution to our shareholders.

     Net cash used in operating activities for the years ended December 31, 1998 and 1999 and in the six months ended June 30, 2000 was $846,200, $380,600, and $224,100, respectively. Cash used for our operations was principally for product development, expansion of our sales and marketing support and activities, and expansion of our administrative staff to support our growth.

     Net cash used in investing activities for the years ended December 31, 1998 and 1999 and the six months ended June 30, 2000 was $56,100, $76,700, and $76,100, respectively, and was primarily related to purchase of production and development equipment.

     Net cash provided by financing activities for the years ended December 31, 1998 and 1999 and the six months ended June 30, 2000 was $893,900, $485,200, and $276,600, respectively. Principal activities providing this cash were (i) increased borrowings from our bank, loan advances from our Chief Executive Officer and sales of both preferred and common stock in 1998, (ii) increased bank borrowings, loan advances from our Chief Executive Officer, and sales of common stock in 1999, and (iii) loan advances from our Chief Executive Officer in the six months ended June 30, 2000.

NET OPERATING LOSS CARRYFORWARDS

     As of December 31, 1999, we had net operating loss carryforwards for federal income tax purposes of approximately $3,462,200, which expire beginning in 2010. Due to the uncertainty of future profitability, a valuation allowance equal to the deferred tax asset has been recorded. In addition, changes in our equity ownership may limit the net operating loss carryforward available to us in any given year under applicable provisions of the Internal Revenue Code.

SEASONALITY

     Due to our current dealer network being primarily from states having warm or mild winter climate conditions, to date we have not experienced any material seasonality of dealer orders or revenues. Assuming we accomplish our planned nationwide expansion of our dealer network, however, we anticipate that future dealer orders and revenues will be somewhat lower during the colder seasons in northern and central states.

BACKLOG

     As of June 30, 2000, we had a backlog of dealer orders for our motorcycles of approximately $1,180,000. Over the past year or so, we have not attempted to increase our backlog of orders because our cash flow difficulties have seriously constrained our ability to fill new dealer orders on a timely basis.

INFLATION

     Since our inception in 1995, inflation has not had a material impact on our operating results. Any future significant increases in labor, materials, or development costs, however, could harm our future operating results and business.

                                    BUSINESS

     We design, develop, manufacture and sell traditional American-styled heavyweight V-Twin custom motorcycles popularly known as "cruisers." All our motorcycles are positioned and offered in the premium or upscale market niche of our industry. They are sold and distributed under our American Eagle brand through our dealer network of 32 domestic dealers. From inception of our commercial production in 1996 until the date of this prospectus, we have produced and sold approximately 800 of our premium motorcycles. Suggested retail prices of our cruisers currently range from $20,900 to $27,900, and they are offered with a variety of customized options and styling.

     Our primary mission is to establish our American Eagle brand based on the classic American motorcycling heritage while offering products with performance and styling that represent a distinct alternative to those of Harley-Davidson and other manufacturers of traditional heavyweight cruisers.

     Our company was founded in 1995 by our President, Greg Spak, who primarily has been responsible for the development and styling of our motorcycle products. Since 1998, we have conducted our development, production, marketing and administrative operations from our facility in Hollister, California, which was designed specifically for our overall motorcycle business. This modern one-story facility includes efficient assembly lines designed, equipped and dedicated solely for motorcycle production, substantial distinct Engineering/Research & Development spaces, metal-polishing spaces, ample warehousing spaces for materials and finished products, storage areas for parts/accessories and general merchandise, and other features designed to suit our particular needs. Hollister also is the permanent host of a leading annual motorcycle rally.

HEAVYWEIGHT MOTORCYCLE INDUSTRY AND MARKET

     In our industry, motorcycles often are characterized as heavyweight, middleweight or lightweight models, with the heavyweight category having engine displacements of at least 651cc (cubic centimeters). Within the heavyweight segment, there are generally four types: (i) standard, which emphasize simplicity and low cost, (ii) performance, which emphasize handling and speed,
(iii) touring, which emphasize rider comfort amenities for long-distance traveling, and (iv) cruiser, which are designed to facilitate customization by owners and feature classic American styling like the popular Harley-Davidson streetbikes. From the outset, our motorcycles were designed and developed for the cruiser segment of the market. Although we have not conducted any formal market research, we believe that most potential customers in our targeted upscale market are seeking premium motorcycles with a brand and "biker" lifestyle appeal associated with the classic American motorcycling tradition.

     Based on industry information, for many years the heavyweight segment has represented, and now represents, a majority of U.S. market sales including all on- and off-highway motorcycles. Moreover, we believe that V-Twin cruisers have constituted the largest part of the heavyweight market. Throughout the 1990s, the U.S. market for heavyweight motorcycles has experienced healthy and growing conditions, and we believe favorable market conditions will continue well into the present decade. U.S. registrations of new heavyweight motorcycles increased from 104,200 to 165,700 units over the 1992-96 period, an average annual growth rate of approximately 15%. Such registrations continued to increase to 275,600 units over the 1997-99 period, an even better average annual growth rate of 22%. Moreover, in the first five months of 2000, the growth rate of new U.S. heavyweight registrations has accelerated to approximately 25% in comparison to the same five-month period of 1999. The Motorcycle Industry Council is the source of data included in this paragraph.

     Based on general industry information and our past sales experience, we believe that our primary customer base comes from experienced male motorcyclists of 35 years or older, with relatively high incomes, who purchase motorcycles for recreational and lifestyle image purposes. This customer base has expanded considerably over recent years, and we expect it to continue expanding over the coming years due to the increasing popularity of motorcycling as well as the continuing maturity of the population bulge caused by the post-World War II baby boom. The baby boom generation now constitutes 45-50% of our national population, and many males of this generation are entering their peak income earning years and thus are prime prospects for purchasing luxury recreational motorsport products such as our premium cruisers. We believe that the 35-55 year old age group leads all age groups in annual spending per consumer on premium recreational products and also generally has greater disposable income than other age groups.

OUR MOTORCYCLES

     All American Eagle motorcycles are equipped with standard high performance features and components, including a powerful hand-polished V-Twin engine, a durable drivetrain with a 5-speed close ratio transmission, a rugged and smooth-riding chassis and suspension system, a state-of-the-art brake system, solid state electrical components, modern electronics including a dual fire ignition, a premium chromed exhaust system, a comfortable custom seat, polished wire spoke wheels, a wide 180mm rear tire, a stretched custom teardrop gas tank, considerable chrome and billet parts and controls, and a custom high-gloss paint pattern. We also offer various optional custom packages depending upon the chosen cruiser model, such as a higher-powered engine, a 6-speed transmission, higher-performance engine parts, a custom two-rider seat with billet passenger pegs, one-piece billet aluminum or mag wheels, and certain individualized high-gloss paint schemes.

     Our full line of American Eagle cruisers includes three basic models:

     - our top-seller "Maverick" brand with its classic American custom styling along with its high performance riding features;

     - our premium "chopper" cruisers which merge traditional cruiser styling with the distinct stretched and front-end raked look favored by chopper enthusiasts; and

     - our new innovative STX 2000 "sport cruiser" currently being introduced into our market.

     Maverick Cruisers -- Our leading premium cruisers feature classic styling similar to traditional custom cruisers offered by Harley-Davidson and others, and we sell them primarily under our Maverick trade name. Our standard Maverick model, the STM Maverick-S, is powered by a 100 cubic inch (1675cc) V-Twin engine and has a prominent chrome inverted frontend fork and a full suspension Softail rearend. We also offer a more upscale version, the STM Maverick-RS, which has a more powerful V-Twin engine of 113 cubic inches (1825cc) and custom mag wheels.

     We also offer certain variations of our basic Maverick bike including our "Stinger" and "Mirage" models. The Stinger, a more affordable bike than the Maverick, has a smaller 88 cubic inch (1462cc) V-Twin engine and certain other differences such as dual exhaust pipes and our chopper-style rear fender. The Mirage is quite similar to the Maverick with its differences being mainly custom skirted fenders and a smaller front tire, and it is offered with either a 100 or a 113 cubic inch V-Twin engine.

     Chopper Cruisers -- For thirty years or more, the distinctive low-slung, stretched look of a custom chopper motorcycle, with its characteristic raked frontend, has maintained a strong appeal to a substantial segment of motorcyclists who prefer the styling and rebel lifestyle image projected by chopper streetbikes. Accordingly, a key element of our original business strategy was to address this market aggressively by designing and offering American Eagle premium chopper motorcycles. We developed and commenced commercial production of our first chopper in 1996 almost as early as the commercial launch of our original Maverick cruiser model. During much of our four-year commercial production history, our chopper cruisers have sold in almost equal numbers to our leading Maverick line, and we estimate that our choppers have represented approximately 40% of our total motorcycle unit sales.

     Our choppers have been designed to be reminiscent of the early traditional chopper craze popularized by the classic "Easy Rider" movie and other biker movies and events. For some time, we offered two types of chopper motorcycles, rigid and full suspension. Our initial rigid model without rear suspension was sold under our BMC (Big Mike Chopper) trade name until its recent discontinuance. In order to provide more comfort for chopper riders, in 1997 we completed developing and commercially introduced the first full suspension Softail choppers in our industry. Our Softail choppers retain the classic chopper look and high quality frontend suspension of our original rigid BMC model while also featuring the softride rear suspension of our Maverick line of cruisers. From the outset, our pioneering Softail choppers were well received in our industry, and we soon sold considerably more of our full suspension version than our rigid version. Because of the favorable reception of our full suspension chopper, we recently discontinued offering a rigid model. We offer two models of Softail choppers, our STM-C model which is powered by a 100 cubic inch V-Twin engine, and our less expensive model powered by an 88 cubic inch V-Twin engine and sold under our "Stalker" trade name.

     We believe we are the industry leader in the chopper segment of the heavyweight cruiser market, and we anticipate that a healthy demand for chopper motorcycles will prevail and even increase over the coming years.

     STX 2000 Sport Cruisers -- In 1998, we made a strategic decision to develop and offer a "sport cruiser," a new distinct class of American Eagle cruisers to join our established Maverick and chopper product lines. Our sport cruiser has been designed to emphasize and maintain traditional American cruiser styling while also incorporating certain high quality handling and performance features characteristic of leading sportbikes. During the past year, we produced and sold an initial limited edition of our sport cruiser under our "XRT Talon" trade name, and the XRT Talon experienced a very favorable reception from our dealers and others in the motorcycle community. This encouraged us to focus on enhancing and improving our sport cruiser concept beyond the XRT Talon version. Recently we completed final development of our sport cruiser class, and we have renamed it the STX 2000 to celebrate its commercial introduction with the new millennium. During the remainder of 2000 and ongoing into 2001, we intend to direct a significant percentage of our marketing efforts and resources toward promoting, selling and securing a strong demand for our new STX 2000.

     The STX 2000 retains the key standard features of our traditional Maverick cruisers. In order to offer superior handling and performance than traditional cruisers, however, the STX 2000 also incorporates additional high quality technology advances such as a mono-shock rear suspension, a specialized rubber engine-mounting system to diminish vibration, and increased front-end fork suspension travel. Weighing slightly under 500 pounds, the STX 2000 is lighter and handles better than more traditional heavyweight streetbikes. We also offer our STX 2000 with dual shock rather than mono-shock rearend suspension. Styling of the STX 2000 features a streamlined look and a specially re-engineered frame intended to provide a smooth, sleek and sporty look and attitude. When compared to other cruisers in our market, we believe our new sport cruiser offers the motorcycle public a new and exciting dimension in cruiser styling, handling and performance. The STX 2000 also provides ample power with its 100 cubic inch engine. And for those desiring even more power, we are offering a top-of-the-line sport cruiser, the STX-SE, which is powered by a Patrick High Performance Engine.

SALES AND MARKETING

     We sell our motorcycles directly to our authorized American Eagle dealers which are well-established independently owned full-service motorcycle retail outlets carrying one or more motorcycle brands other than our products. All our dealers are experienced in selling and servicing premium heavyweight motorcycles. As of September 30, 2000, we had 32 active dealerships, all with domestic dealers. The following table shows the number and location of dealers in each state where we currently have dealer representation:

                                  NUMBER OF
            STATE                  DEALERS                   LOCATION OF DEALERS
            -----                 ---------                  -------------------
Arizona.......................        2        Tucson and Scottsdale
California....................        8        Santa Ana, Woodland, Citrus Heights, Concord,
                                                 Pomona, Santa Cruz, Redding and Cloverdale
Colorado......................        1        Denver
Florida.......................        2        Fort Lauderdale and Sarasota
Idaho.........................        1        Couer d'Alene
Indiana.......................        1        Merrillville
New York......................        3        Centereach, Binghampton, and West Babalon
Michigan......................        2        Mount Clemens and Burton
New Jersey....................        1        Egg Harbor Township
North Carolina................        2        Charlotte and Washington
Oklahoma......................        1        Tulsa
Oregon........................        2        Hillsboro and Bend
Tennessee.....................        1        Nashville
Texas.........................        1        Houston
Utah..........................        1        Salt Lake City
Virginia......................        2        Danville and Richmond
Washington....................        1        Wenatchee

     Our current effective dealers are located primarily in East and West Coast states, Texas and Arizona. We have minimal presence in Midwestern and South Central states. Upon completion of this offering, we intend to aggressively seek additional dealers in regions of the country without effective representation. A large base of motorcycle dealers is available from which we can solicit additional American Eagle dealers, since a substantial percentage of motorcycle dealers carry more than one line of motorcycles. We believe we can add dealers in the future to attain our planned nationwide commercial presence.

     Dealers purchase our motorcycles through floor planning from major financial institutions, and we receive payment for floored bikes within 2 weeks of shipment to dealers. We generally provide free flooring for our dealers for 30 days, although during winter months we provide it for up to 3 months for qualifying dealers. We typically ship our motorcycles to dealers within 2-3 weeks of receipt of dealer orders.

     Our dealerships are offered primarily to established motorcycle dealers having substantial experience in selling and servicing premium heavyweight cruisers and established full service departments skilled in V-Twin engine and drivetrain maintenance and repair as well as custom performance upgrades. Dealers must enter into a written dealer agreement with us which grants them a designated territory in which we cannot otherwise sell our products without compensating our dealer. Dealers have the exclusive right to use and display the American Eagle trademark in their respective territories in connection with sale of our products. They also are required to provide warranty and general repair and maintenance services, and maintain substantial general liability insurance covering us as an additional insured party. All our dealers retain the right to carry and sell motorcycles of any brand, including premium cruisers competing directly with our products. Although our dealers agree to use their best efforts to market and sell our products, they are not required to purchase any minimum amount of our motorcycles to obtain a dealership. Our dealer agreements have a term of one year with an automatic renewal provision, although they can be terminated by either party for any reason upon 60 days written notice.

     We conduct substantial ongoing marketing activities to support our dealers and promote our products to our targeted upscale customer base and the general public, including advertising in trade publications and motorcycle magazines, production of sales brochures and technical product documentation and manuals, direct mail promotions to potential customers, public relations efforts directed toward our industry media, and participation in and display of our products at leading national and regional trade shows, biker rallies and other motorcycle events such as the well-known Sturgis Rally and Daytona Beach Bike Week.

     Due to the explosive growth of the Internet over the past few years for commercial functions such as promoting product sales and brand awareness and disseminating general corporate information, we established a proprietary Web site with the Internet address of www.americaneagles.com. This Web site is an important feature of our overall marketing strategy, and was designed for us by professionals to suit our specific needs. We use our Website for multiple functions including displaying current textual and graphic material on our motorcycles, general promotion of the American Eagle brand, communication with current owners and potential buyers of our products, generating leads for our dealers, and informing both the motorcycle community and the general public about our business and products. We also intend to add new features to our Web site in several stages throughout the coming year, including allowing our customers to purchase American Eagle clothing and accessories directly from us, referring our Internet customer leads electronically to our dealers, providing information on our available motorcycle stock to our dealers, and posting current business and financial information for investors in our common stock, as well as other features.

PRODUCTS UNDER DEVELOPMENT

     We are committed to an ongoing development strategy in order to continually introduce new American Eagle products and enhancements of, and accessories for, existing products. We believe our design and development systems and capabilities allow us to timely design and develop new products as needed to address any changing needs and tastes of the heavyweight motorcycle community. Our current development activities consist primarily of completing the development and regulatory certification of the proprietary V-Twin engine technology being acquired by us, and of completing development of our top-of-the-line TRX 152 sport cruiser model.

  Proprietary Engine Technology

     Our most important current development project is to complete final development, operational testing, and regulatory certification of the two distinct proprietary V-Twin engines being acquired by us from Angel Motorcycles Inc. Complete running prototypes of both the 92 cubic inch and 152 cubic inch V-Twins were shipped to us from their developer in England in August 2000, and since then we have been subjecting them to extensive engineering and operational evaluation and testing at our Hollister facility, as well as commencing certain desired re-engineering modifications to the larger 152 cubic inch engine.

     Since the 92 cubic inch V-Twin will be used to power our new STX 2000 sport cruiser as well as other American Eagle cruiser models, our current development and engineering efforts are being focused primarily on commencing commercial production of this 92 cubic inch engine as soon as possible. The 92 cubic inch engine was designed to look and perform similar to traditional V-Twins manufactured by Harley-Davidson and certain independent V-Twin engine manufacturers such as S&S Cycle, Inc. Full development of this engine has been accomplished to our satisfaction, and we now are in the process of undergoing its extensive operational testing under running conditions and submitting it to various governmental agencies to obtain regulatory certification for commercial use and sale. Although we cannot assure you these proprietary V-Twins will satisfy the numerous government regulations and standards relating to noise and emissions, we believe that, based on our operational testing, they will pass all such requirements. We have identified and secured the necessary subcontract manufacturers in England to produce the various engine components and parts needed for this 92 cubic inch engine, and we believe such subcontractors are willing and capable of supplying us with such parts and components in a timely manner upon their receipt of our purchase orders. We also believe alternative quality subcontractors are available to us for manufacturing such engine parts and components.

     Upon completion of all testing and certifying of the 92 cubic inch engine for commercial production, which we anticipate being done during 2001, we will then concentrate our development and engineering toward completing certain re-engineering modifications and obtaining regulatory certification for the 152 cubic inch V-Twin, as well as incorporating it into our most expensive and innovative cruiser, the TRX 152. We believe that this 152 cubic inch V-Twin is revolutionary both in design and performance, and has engine design technology which provides optimum horsepower, torque, and acceleration to be especially suitable for high performance premium cruisers. Design of this 152 cubic inch engine is based on the look and reliability of air-cooled radial aircraft engines of the 1940s, and we believe its style will be appealing to upscale motorcycle enthusiasts. This engine also features considerable use of billet parts, which are superior to conventional castings in performance, look, and durability. We believe that this 152 cubic inch V-Twin, with its anticipated 145 horsepower rating, will provide us with the most powerful V-Twin engine in our industry.

     Powering our American Eagle cruisers with proprietary V-Twin engine technology will represent a landmark event in our commercial history, since we believe that this capability will separate and distinguish us clearly and favorably from those of our competitors assemblying heavyweight custom cruisers without proprietary engines. Moreover, we also believe such proprietary technology will enhance and improve our name-brand identity within the overall motorcycle community.

     By 2002, we also intend to offer both the 92 cubic inch and 152 cubic inch V-Twins as upgrade products in the large and steadily growing custom cruiser motorcycle aftermarket. In particular, the 92 cubic inch engine was designed to be readily adaptable as a replacement engine upgrade for Harley-Davidson type motorcycles powered by their "evolution" engine. According to industry data, over 1,000,000 motorcycles now in use are powered by this well-known popular Harley-Davidson engine.

  TRX 152 Cruiser

     We intend to complete the development of our TRX model by the time we have completed full development and certification of the 152 cubic inch V-Twin engine, which we anticipate happening by the second half of 2001. The TRX 152 cruiser is basically an upscale version of our innovative STX 2000 sport cruiser, modified to accept the 152 cubic inch V-Twin. Accordingly, it will contain the performance and handling features of the STX 2000 such as state-of-the-art durable rearend suspension, anti-vibration engine mounts, increased front suspension travel, and lightweight construction compared to traditional custom cruisers.

WARRANTY POLICY

     We provide a 4-year limited warranty to all purchasers of American Eagle motorcycles, which covers parts and labor to repair or replace any defective engine, transmission and certain other key parts, as well as defects in materials and painting. We self-insure the initial 6 months of the warranty, and the remaining 3 1/2 years are covered by a standard extended warranty provided through an independent product warranty company.

RESEARCH AND DEVELOPMENT

     We conduct our research and development primarily through our in-house development and engineering departments. We believe that our future performance will depend in large part on our ability to maintain and enhance our current product line, develop new products that achieve material market acceptance, maintain technological competitiveness, and satisfy a changing or expanding range of motorcyclist tastes and requirements. We spent $164,700 in 1998 and $545,400 in 1999 on research and development activities.

MANUFACTURING AND SUPPLIERS

     Our manufacturing operations mainly consist of assembly of components, polishing engines and parts, painting fully assembled motorcycles, and conducting quality control and performance testing procedures. Our frames, fenders, gas tanks and certain other parts are outsourced to various local subcontractors for manufacture to our specifications. We purchase engines, transmissions, brake and suspension systems, starters, tires and wheels, seats, lights, electronic parts and other off-the-shelf components from various independent manufacturers or distributors, most of which are located in the United States. Components and parts used to build our bikes are normally available with short order lead times. Multiple suppliers are available for all components and parts used in our motorcycle production. We have been able to obtain adequate supplies in a timely manner from our primary sources or, when necessary, from alternative secondary sources, except for a considerable period in 1999 when we were unable to obtain engines.

     We employ just-in-time (JIT) inventory principles as much as possible in order to minimize our inventories of raw materials and components and to provide quick reaction to engineering design changes and varying market demands. Our production operations also rely heavily upon stringent quality control procedures and standards, including inspection of incoming materials and components, adhering strictly to work-in-process quality standards, and substantial finished product testing. Periodic quality control testing is employed at different production stages along each assembly line. In particular, finished motorcycles are subjected to rigorous operational performance and quality inspection before being released to our dealer network, including fueling, starting and operating each motorcycle for a final thorough running inspection by a dedicated test foreman.

     With our current employees and production equipment, we have the capacity during one shift to produce up to 50 motorcycles per month. If needed, by adding additional direct labor, we can increase our production up to 150 units per month.

COMPETITION

     The heavyweight motorcycle market is highly competitive, and all of our major competitors have substantially greater financial, personnel, development, production, marketing and other resources than those we possess, as well as having substantially larger sales volumes and being more diversified than our business. Our main competitor is Harley-Davidson, which dominates the custom cruiser segment of the heavyweight motorcycle market, and since 1953 has been the only major domestic manufacturer of heavyweight motorcycles. Recent new domestic entrants into our market include Polaris, Indian (formerly California Motorcycle Company), and Excelsior-Henderson. In addition, major foreign competitors include Kawasaki, Honda, Suzuki, Yamaha, Ducati, BMW, Moto Guzzi and Aprilia. In recent years, a growing segment of direct competition to our cruisers also has emerged from several new domestic entrants in our market which offer heavyweight custom V-Twin cruisers with American styling and built mostly from non-proprietary components, including Titan, Big Dog, Pure Steel, American Ironhorse, Ultra and others. Moreover, due to the steady growth of demand for heavyweight motorcycles in recent years, we expect to encounter additional competition from other manufacturers entering the market from time to time.

     We believe that the principal competitive factors in our industry include styling and performance, product pricing, reliability and durability, quality, customer preferences, marketing and distribution, brand awareness, and the availability of support services. With the exception of brand recognition, we believe that we compete effectively regarding such competitive factors. We cannot assure you, however, that we will be able to compete successfully against current and future competitors, or that the competitive pressures faced by us will not adversely affect our operations and business.

INTELLECTUAL PROPERTY AND PROPRIETARY RIGHTS

     We believe that we hold the exclusive right to use our American Eagle registered trademark and related designs in the United States in connection with the manufacture and sale of motorcycles and related parts and accessories. We also regard our development technology and know-how as being valuable and proprietary, but we do not currently have any patent protection, nor have we applied for any patents. We rely primarily upon a combination of trade secrets and confidentiality agreements to protect our proprietary rights and property, and on established trademark law to protect our trademarks. We cannot assure you, however, that any measures taken by us to protect our intellectual property will be sufficient or that such property will provide us with any competitive advantage. Moreover, it may be possible for competitors to copy valuable features of our products or technology, or to obtain information we regard as a trade secret. Although we may apply for certain patents and seek registration of new trademarks from time to time, we cannot assure you that we will ever obtain any significant protection from such efforts. We believe, however, that our current trademarks and proprietary trade secrets and intellectual know-how rights will be substantially more important to our business and operations than any future patent or new trademark protection we may acquire.

     We are not aware of any claims of infringement against us regarding our products or proprietary rights, nor have we made any claims against anyone asserting a violation of our intellectual property rights. Any future claims against us relating to infringement of third-party proprietary rights, even if not meritorious, could result in our expenditure of significant financial and managerial resources or even in injunctions preventing us from distributing our products unless we can obtain license agreements, which we may not be able to secure if necessary. In any event, such claims could adversely affect our financial condition and operations.

GOVERNMENT REGULATION

     We must comply with numerous federal, state and local government regulations regarding the noise, emissions and safety characteristics of our motorcycles, and incident thereto we must obtain certain approvals and certifications from various government agencies. In addition, our manufacturing facility must comply with environmental and safety standards. We believe that our facilities, operations and products currently satisfy applicable government regulations. The many regulations governing our motorcycles generally relate to air, water, and noise pollution as well as various safety matters. Any failure by us to obtain necessary approvals or certifications, or to maintain them, would materially harm our business and operations.

     Our motorcycles are subject to rigorous regulation under the emissions and noise standards of the Environmental Protection Agency (EPA) on the federal level, and the even more stringent emissions standards of the State of California Air Resources Board (CARB). Concerning safety matters, our motorcycles are subject to the provisions of the National Traffic and Motor Vehicle Safety Act and the rules promulgated thereunder by the National Highway Traffic Safety Administration (NHTSA). If we fail to comply with such EPA or CARB or NHTSA rules and standards, we could be subject to administrative or judicially imposed sanctions including civil penalties, injunctions, product seizure or detention, product recalls, or even total or partial suspension of our production.

     Our production and marketing operations and our facility conditions are subject to regulation under various federal, state and local regulations related to, among other things, occupational safety, environmental protection, hazardous substance control, noise conditions, and product advertising and promotion.

EMPLOYEES

     We currently employ 26 persons including 14 in production and quality control operations, 2 in development and engineering, 5 in marketing and sales support, and 5 in management and administration. None of our employees belongs to a labor union, and we consider our employee relations to be satisfactory.

FACILITIES

     Our production, engineering and development, warehousing, and marketing and administrative offices and facilities are located in Hollister, California in a modern one-story building of approximately 40,000 square feet, which was specifically designed and built for our requirements in 1997. We lease these facilities from an affiliated party under a lease expiring in June 2003 and requiring monthly lease payments of $20,000. We believe that our current facilities provide sufficient production and office spaces for our anticipated business and growth for the foreseeable future.

     For our motorcycle painting operations, we lease a building of approximately 3,000 square feet in Santa Clara, California on a month-to-month basis for $2,650 monthly.

LEGAL PROCEEDINGS

     We are not a party to any material legal proceedings or litigation, nor are we aware of any material litigation or proceedings threatened against us by anyone.

                                   MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES

     Our Board of Directors is responsible for the management of our business, and our directors are elected by our shareholders to serve until the next annual meeting of shareholders or until their successors are elected and shall qualify. Our executive officers are elected by, and serve at the discretion of, the Board of Directors.

                      NAME                        AGE                 POSITION
                      ----                        ---                 --------
DIRECTORS AND EXECUTIVE OFFICERS:
Gregory Spak....................................  56    Chief Executive Officer and Director
Maurice Taylor..................................  54    Chairman of the Board of Directors
David Maginnis..................................  51    Chief Financial Officer
Kenneth MacLennan...............................  61    Director
Clifford E. Fenske..............................  52    Director
KEY EMPLOYEES:
Duncan Keller...................................  50    Director of Research and Development
Donald Logan....................................  38    Director of Internet Systems

     GREGORY SPAK is our principal founder and has been a director since our inception in August 1995. Prior to our founding, he founded, managed and owned several electronic products sales and distribution companies including QCI Associates, Summit Components, and Carrera Sales with aggregate annual revenues of approximately $200 million and doing significant international business in Europe and Asia. Mr. Spak has over thirty years experience in engineering, manufacturing and sales management, and holds a business administration degree from Arizona State University and an engineering technologies degree from Moraine Valley College.

     MAURICE TAYLOR has been since July 2000 the Chairman of the Board and Chief Executive Officer of MEDgenesis Inc., a developer and distributor of medical diagnostic products with current annual revenues in excess of $30 million. MEDgenesis is a wholly owned subsidiary of Chronimed Inc., a pharmaceutical products and chronic disease services company with revenues in its latest fiscal year of approximately $250 million. He has been one of our directors since October 2000. Mr. Taylor was a founder of Chronimed and its Chief Executive Officer and a director from July 1985 until his recent fulltime employment with MEDgenesis. Prior to Chronimed, he held various management positions in companies whose principal activities were manufacturing, distribution and international trade. Mr. Taylor also is Chairman of the Scripps Institute for Diabetes.

     DAVID MAGINNIS, a Certified Public Accountant(CPA), has been our Chief Financial Officer since July 2000, and he devotes approximately 20% of his time to our business. He also currently is, and since February 1995 has been, Chief Financial Officer of August Supply, Inc., an electronic components distributor in Burlingame, California. Mr. Maginnis has been an independent financial management and litigation consultant since January 1986, during which he has gained extensive experience while serving in key financial and management positions with established and startup companies of all sizes, including hands-on implementation of a number of Chapter 11 reorganizations and other turnaround situations, as well as substantial experience with public company SEC reporting. Prior to becoming an independent consultant, Mr. Maginnis had been Controller of Memorex-DIC of Santa Clara, California, and of Printex, Inc. of Mountain View, California, while being in charge of accounting departments of 15-20 personnel. He also holds a MBA degree from Santa Clara University.

     KENNETH MACLENNAN is one of our founders and has been one of our directors since our inception in August 1995. Since September 1980, he has owned and been Chief Executive Officer of CTM Magnetics, an electronic products manufacturer with current annual revenues exceeding $8 million. Prior thereto, Mr. MacLennan served for many years in various significant supervisory and management positions with Rogers Corporation, a large developer and manufacturer of electronic components, where he established a Mexican maquilladora subsidiary having over 1,000 employees. He is a member of the executive committee and past chairman of the Arizona Association of Industries, and he holds a degree in chemical engineering from Rensselaer Polytechnic Institute.

     CLIFFORD E. FENSKE, a Certified Public Accountant with professional offices in San Martin, California, has been one of our directors since October 2000. His current CPA business primarily provides tax and financial planning services for certain small businesses and individuals. Mr. Fenske was a founder of California Motorcycle Company, Inc. (CMC) of Gilroy, California, and he served as the Chief Executive and Chief Financial Officer of CMC from its inception in November 1996 until its recent sale to Indian Motorcycle Company, Inc. in January 1999. Under his management, CMC grew in three years to 300 employees generating annual heavyweight cruiser motorcycle sales of approximately $20 million, while maintaining profitable operations during this growth. Prior to establishing his independent accounting practice, Mr. Fenske held key financial management positions with certain leading industry corporations including being the District Administration Manager of the San Jose branch of Control Data Corporation, which branch had sales of approximately $100 million annually.

     DUNCAN KELLER has been our Director of Research and Development since September 2000 when we acquired his Yankee Engineuity motorcycle aftermarket business, and he has worked exclusively in motorcycle development for 30 years. He founded Yankee Engineuity in March 1985 to provide high performance motorcycle service and maintenance throughout Northern California, and he soon began selling considerable aftermarket engine parts and other motorcycle components. By May 1989, Mr. Keller had developed a line of proprietary custom motorcycle parts which are marketed under the Yankee Engineuity brand name. He has served as a key development consultant for leading aftermarket firms including S&S Cycle, Custom Chrome, Corbin Motors, Rivera Products, Allen Engineering and others. He also has extensive experience in racing engine development while working on racing programs ranging from Bonneville to drag racing. Racing engines built by him include various Bonneville Racers such as the Vance and Hines Unlimited Streamliner, AHRA and NHRA drag bikes, and engines for other road-racing classes. Mr. Keller holds an Associate Degree in Automotive Technology from De Anza College and a Bachelor's Degree in Industrial Arts from East Carolina University.

     DONALD LOGAN became our Director of Internet Systems in September 2000 when we acquired several motorcycle Web sites from Net Media Technologies, Inc. Mr. Logan developed these Web sites while employed since November 1998 as a principal executive officer of Net Media Technologies, Inc., of which he also is a principal shareholder. His extensive experience in computer programming and Internet streaming and video capture development includes over 10 years as a program developer of numerous CD-ROM and video streaming or capture programs for Creative Labs, ATI, Sega Soft, AutoDesk, Atari, SGI and others. From January 1995 through October 1997, Mr. Logan developed the first fully digital and interactive NFL video CD-ROM (for the San Francisco 49ers), the first fulltime 24/7 streaming video application for commercial use, and the first controllable streaming Web site. Prior thereto, he created over 200 video CD-ROM titles for various Hollywood entertainment companies. He also holds a Microsoft MCSE certification and has developed excellent working relationships with certain key development employees of Microsoft, and he is a member of most Microsoft Windows beta teams.

COMMITTEES OF THE BOARD OF DIRECTORS

     Our board of directors has established an audit and a compensation committee. Messrs. Taylor and Fenske are members of the audit committee, which is responsible for recommending the appointment of our auditors, analyzing reports and recommendations from our auditors, and reviewing internal controls and audit procedures. Messrs. Taylor and MacLennan are members of the compensation committee, which is responsible for reviewing and evaluating our general compensation policies, and recommending the compensation and benefits of all our officers including any grants of stock options.

MANAGEMENT COMPENSATION

     Our directors have not received any compensation for services performed in their capacity as a director. We will reimburse our non-employee directors for any reasonable expenses incurred in performing their activities as a director. In the future, we may compensate outside directors with reasonable fixed fee payments for attending official board of director or committee meetings, and from time to time we most likely will grant them certain reasonable stock options.

     No cash compensation has been paid to any of our executive officers from our inception to the date of this prospectus. Other than consulting fees to be paid to our Chief Financial Officer, we also will not pay any executive compensation through the remainder of 2000. Regarding future compensation to our Chief Executive Officer, who devotes full time to our business, we have entered into an employment agreement to compensate him commencing January 1, 2001. This agreement has a two-year term and provides for him to receive an annual salary of $96,000 plus family health insurance benefits and a monthly car allowance of $350. The agreement also contains certain confidentiality and restrictive terms which prohibit his disclosure of any of our confidential or proprietary information, restricts his ability to compete with us during and after his employment, and prohibits his solicitation of any of our customers or employees for a period of three years following his employment with us.

MANAGEMENT STOCK OPTIONS

     In October 2000, we granted management stock options for the purchase of a total of 80,000 shares of our common stock, of which Mr. Taylor received an option for 50,000 shares and Messrs. MacLennan, Fenske and Maginnis each received an option for 10,000 shares. These stock options are exercisable anytime during their five-year terms at $7.00 per share.

LIMITATION OF LIABILITY AND INDEMNIFICATION

     Our bylaws limit personal liability for breach of the fiduciary duty of our directors to the fullest extent allowed by California law, and also provide that we will indemnify our directors, officers and employees in the manner and to the fullest extent permitted by law. Insofar as indemnification for any liabilities arising under the federal Securities Act is concerned, however, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                              CERTAIN TRANSACTIONS

     In October 2000, we offered our preferred shareholders the opportunity to convert their preferred shares into our common stock on the basis of two common shares for each preferred share, in consideration for their agreement to waive and deem satisfied all accrued preferred stock dividends, to surrender any preferred stock warrants, and to enter into a "lock-up" agreement in respect to their common stock as described in "Shares Eligible for Future Sale." All of our preferred shareholders accepted this conversion offer which resulted in our issuance of a total of 285,714 shares of common stock after adjusting for our recent reverse common stock split. Gregory Spak received 150,000 of these common shares incident to conversion of his preferred shares.

     Our principal founder and Chief Executive Officer, Gregory Spak, has advanced significant working capital loans to us from time to time since our inception. By December 1997, these loan advances had accumulated to $493,900, which we then satisfied in full by the issuance to Mr. Spak of 211,675 shares of our common stock as adjusted for our recent reverse common stock split. After January 1998, Mr. Spak advanced additional substantial loans to us which accumulated to an outstanding balance of $1,080,400 by June 30, 2000, which we also satisfied in full by the issuance to Mr. Spak of 525,000 shares of our preferred stock and 1,110,800 shares of our common stock before our recent reverse stock split. After adjusting for our recent reverse stock split and Mr. Spak's conversion of his preferred shares to common shares, this conversion of his loan balance of $1,080,400 represents a total of 308,686 shares of our common stock.

     Gregory Spak also has personally guaranteed all bank credit facilities we have obtained since our inception. As of June 30, 2000, our outstanding bank debt covered by his guarantees was $851,200. Mr. Spak is under no obligation to personally guarantee any future debt financing available to us.

     From time to time, we have made non-interest loan advances to certain entities affiliated with Gregory Spak, and the outstanding balances of these related party loan receivables were $101,400 as of June 30, 2000, $87,900 as of December 31, 1999 and $60,900 as of December 31, 1998. We will not make any further loan advances to any entity affiliated with an officer, director or principal shareholder of our company.

     In September 2000, we issued 130,000 shares of our common stock, adjusted for our recent reverse stock split, to acquire several motorcycle Web sites from Net Media Technologies, Inc., which conducts its business from our Hollister facility. Net Media Technologies, Inc. is a Web site developer and e-commerce services provider, and Gregory Spak owns approximately 30% of Net Media Technologies, Inc. One of the Web sites we purchased from Net Media Technologies, Inc. conducted business as a virtual motorcycle dealership and made sales of motorcycles through online e-commerce transactions, including American Eagle motorcycles. In 1999 and 1998, our sales to this online dealership were $81,100 and $37,900, respectively, and we hold accounts receivable from Net Media Technologies, Inc. of $23,448 as of June 30, 2000 in respect to these online motorcycle sales.

     We lease our production and administrative facilities from a private corporation which is 30% owned by Gregory Spak. The terms of this lease currently require us to make monthly lease payments of $20,000 until expiration of the lease in June 2003. We believe that this lease is on terms no less favorable to us than if it had been made with an unrelated third party.

     All future transactions with our officers, directors or stockholders owning 5% or more of our outstanding common stock, and any of their respective affiliates, will be on terms no less favorable than could be obtained from unaffiliated third parties and will be approved by a majority of our independent directors.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information regarding the beneficial ownership as of the date of this prospectus of (a) our common stock, and (b) the common stock of Angel Motorcycles Inc., which will become a principal shareholder of our common stock upon the effectiveness of this offering. In each case, the following table describes ownership by (i) each person known to be the beneficial owner of more than 5% of the outstanding common stock of the respective issuer, (ii) each director and executive officer of the respective issuer, and (iii) all executive officers and directors of the respective issuer as a group. Unless otherwise indicated, all persons listed below have sole voting power and sole investment power, subject to any applicable community property laws, with respect to all shares beneficially owned. Beneficial ownership of each person is determined in accordance with the rules of the federal Securities and Exchange Commission (SEC), and includes warrants and options currently exercisable or exercisable within 60 days.

    (A) OWNERSHIP OF COMMON STOCK OF AMERICAN EAGLE MOTORCYCLE COMPANY, INC.
                                (AMERICAN EAGLE)

             NAME AND ADDRESS OF                  NUMBER OF SHARES         PERCENT           PERCENT
             BENEFICIAL OWNER(1)                 BENEFICIALLY OWNED    BEFORE OFFERING    AFTER OFFERING
             -------------------                 ------------------    ---------------    --------------
Gregory Spak.................................        1,152,447              60.7%              28.9%
Maurice Taylor(2)............................           50,000               2.6%               1.2%
Kenneth MacLennan(3).........................           60,000               3.1%               1.5%
Clifford E. Fenske(4)........................           10,000             *                  *
David Maginnis(5)............................           10,000             *                  *
Angel Motorcycles Inc.(6)....................        1,522,644                --               36.1%
All directors and officers as a group (5
  persons)...................................        1,282,447              64.7%              31.5%

-------------------------
 *  Less than 1% of the outstanding shares.
(1) The address for each beneficial owner is c/o American Eagle Motorcycle Company, Inc., 2350 Technology Parkway, Hollister, California 95023.
(2) Represents 50,000 shares subject to options currently exercisable.
(3) Includes 17,143 shares subject to warrants and options currently exercisable.
(4) Represents 10,000 shares subject to options currently exercisable.
(5) Represents 10,000 shares subject to options currently exercisable.
(6) Includes 1,287,358 shares to be issued simultaneous with the closing of this offering and 235,286 shares subject to warrants to be exercisable upon the closing of this offering.

        (B) OWNERSHIP OF COMMON STOCK OF ANGEL MOTORCYCLES INC. (ANGEL)

                                                 NUMBER OF SHARES      PERCENT OF       PERCENT OF
            NAME AND ADDRESS OF                      OF ANGEL         COMMON STOCK    AMERICAN EAGLE
              BENEFICIAL OWNER                  BENEFICIALLY OWNED      OF ANGEL      AFTER OFFERING
            -------------------                 ------------------    ------------    --------------
John Lai(1).................................        1,960,000              23.4%            7.0%
  2924 Major Avenue North
  Golden Valley, MN 55422
John R. Silseth, Sr.(2).....................        2,521,356              30.2%            9.0%
  5507 Malibu Drive
  Edina, MN 55436
John Tastad(3)..............................          761,000               9.1%            2.7%
  3430 Winnetka Ave. North
  Minneapolis, MN 55427
Donald Shiff................................          537,000               6.4%            1.9%
  20 NE. Second St. - #2001
  Minneapolis, MN 55413
All directors and officers as a group (1
  person)...................................        1,960,000              23.4%            7.0%

-------------------------
(1) Represents 1,960,000 shares held of record by Genesis Capital Group, Inc., which is owned by Mr. Lai. Mr. Lai is the Chief Executive Officer and sole director of Angel Motorcycles Inc.
(2) Represents 2,521,356 shares held of record by Minneapple Capital Ltd., which is owned by Mr. Silseth.
(3) Represents 740,000 shares held of record by NMI Investments, Inc., of which Mr. Tastad is the principal beneficial owner, and 21,000 shares held of record by Mr. Tastad.

                           DESCRIPTION OF SECURITIES

     Our authorized capital stock of 15,000,000 shares consists of 10,000,000 shares of common stock, no par value, and 5,000,000 shares of preferred stock, no par value. As of the date of this prospectus, we had issued and outstanding 1,895,803 shares of common stock.

UNITS

     Each unit being offered by us consists of one share of common stock and one redeemable Class A Warrant. Each Class A Warrant becomes exercisable, and may be transferred separately from the common stock, immediately upon the effectiveness of this offering. We intend to apply for a listing of both our common stock and Class A Warrants for public trading on the Pacific Stock Exchange (PSE) and the Nasdaq SmallCap Market.

COMMON STOCK

     Upon completion of this offering, there will be 3,983,161 shares of common stock outstanding, after giving effect to the closing of our pending acquisition of assets from Angel Motorcycles Inc. and assuming no exercise of the underwriters' over-allotment option and no exercise of outstanding options and warrants. Holders of shares of our common stock are entitled to one vote for each share on all matters to be submitted to a vote of our shareholders. Our shareholders do not have any cumulative voting rights, and accordingly the owners of a majority of outstanding common stock may elect all of our directors. Subject to the rights of any future preferred shareholders, our common shareholders are entitled to share ratably in dividends as and when declared by our board of directors. In the event of any liquidation, dissolution or winding up of our company, common shareholders are entitled to share ratably in all assets remaining after payment of all liabilities and liquidation preferences, if any. There are no redemption, conversion, subscription or preemptive rights with respect to our common stock. The outstanding shares of our common stock are, and the shares of common stock to be issued as part of the units of this offering will be, validly issued, fully paid and nonassessable. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of any future preferred shareholders.

CLASS A WARRANTS

     The Class A Warrants included as part of the units of this offering will be issued under and governed by the provisions of a warrant agreement between us and Interwest Transfer Company, Inc., as warrant agent. Each Class A Warrant entitles its holder to purchase one share of common stock at any time until three years after the effectiveness of this offering, subject to earlier redemption. Each Class A Warrant is exercisable at a price of $9.80 per share, subject to customary antidilution adjustments in certain events such as stock splits and dividends, mergers and other business combinations, and reorganizations.

     We may redeem the Class A Warrants on not less than 20 days written notice, at a price of $.01 per warrant, at any time after a period of 20 consecutive trading days during which the closing bid price of our common stock exceeds $12.00 per share, subject to antidilution adjustments. Unless warrantholders exercise their Class A Warrants before any redemption is completed, they will forfeit all rights of the warrants except the right to receive the $.01 redemption right per warrant.

     Warrantholders are not entitled to vote, receive dividends or exercise any of the rights of holders of shares of common stock for any purpose. These warrants are in registered form and may be presented for transfer or exercise at the office of our warrant agent. Any exercise must be completed prior to the expiration date, or earlier redemption date, by surrendering the warrant certificate accompanied by payment of the full exercise price.

     Unless a current prospectus relating to the common shares underlying the Class A Warrants is in effect and applicable state law qualifications or exemptions are satisfied, you may not be able to exercise your Class A Warrants. We intend to use our best efforts to maintain the effectiveness of such a current prospectus and to satisfy qualifications or exemptions in states in which we initially qualify our units for sale in this offering, but we cannot assure you that we will be able to do so.

PREFERRED STOCK

     We have 5,000,000 shares of authorized preferred stock, none of which are presently outstanding. Our board of directors has the authority, without further stockholder action or approval, to issue such shares of preferred stock in one or more series and to fix the designations, preferences, rights, limitations, restrictions or qualifications of each series, including dividend rights and rates, voting rights, conversion and redemption rights and prices, liquidation preferences, and the number of shares in each series. The issuance of any of our preferred stock may have the effect of delaying, deferring or preventing a change of control of our company. The anti-takeover effects of our preferred stock may deny our shareholders the receipt of a premium on our common stock and may also have a depressive effect on the market price of our common stock. We have no present plans to issue any shares of preferred stock.

STOCK OPTIONS AND WARRANTS

     As of the date of this prospectus, we had outstanding warrants and stock options to purchase an aggregate of 143,714 shares of our common stock at a weighted average exercise price of $6.73 per share, and expiring between 2001 and 2005.

     Upon the effectiveness of this offering, incident to our pending acquisition of engine technology assets from Angel Motorcycles Inc., we also will assume additional warrants to purchase a total of 235,286 shares of our common stock at $7.00 per share until their expiration in 2004.

TRANSFER AGENT AND REGISTRAR AND WARRANT AGENT

     We have appointed Interwest Transfer Company, Inc. as the transfer agent and registrar for our common stock and also as the warrant agent for our Class A Warrants.

                        SHARES ELIGIBLE FOR FUTURE SALE

     If our stockholders sell substantial amounts of our securities in the public market following this offering, the prevailing market price of our securities could decline. Furthermore, because we do not expect any material amount of our currently outstanding common stock to be available for sale until twelve months after this offering as a result of the contractual and legal restrictions on resale described as follows, sales of substantial amounts of our common stock after these restrictions lapse or expire could adversely affect the prevailing market price of our common stock as well as our ability to raise equity capital in the future.

     Upon the closing of this offering and our pending acquisition of engine technology assets, we will have outstanding an aggregate of 3,983,161 shares of common stock (including the shares in the units being offered), assuming no exercise of the underwriters' over-allotment option or any of our outstanding options or warrants. All common shares and Class A Warrants sold as units in this offering will be freely tradeable without restriction, and other shares of our common stock will be eligible for sale in the public market as follows:

NUMBER OF SHARES             NATURE OF SHARES                    WHEN AVAILABLE FOR SALE
----------------             ----------------                    -----------------------
3,571...........    Shares saleable under Rule 144(k)      Upon completion of this offering
                    not subject to lock-up agreements
647,164.........    Shares to be issued to Angel           One year after completion of
                    Motorcycles Inc. not subject to        offering, these shares are saleable
                    lock-up agreement                      under Rule 144
696,928.........    Shares subject to 12-month lock-up     One year after completion of this
                    agreement                              offering, the lock-up will expire
                                                           and these shares will be saleable
                                                           under Rule 144
1,835,498.......    Shares subject to 1-4 year lock-up     From 1-4 years after completion of
                    agreement, including shares to be      this offering, these shares will be
                    issued to Angel Motorcycles Inc.       saleable under Rule 144 if the
                    subject to lock-up agreement           public market price has exceeded
                                                           175% of the IPO price of this
                                                           offering

     Lock-up Agreements. All of our shareholders and all shareholders of Angel Motorcycles Inc. who will become principal shareholders of us after this offering are subject to lock-up agreements under which they have agreed not to sell, transfer or dispose of, directly or indirectly, any shares of our common stock until one year after the date of this prospectus. In addition, our officers and directors and principal shareholders (including persons becoming principal shareholders of us due to their beneficial ownership through Angel Motorcycles Inc.) have further agreed that for a period of four years after the date of this prospectus, their lock-up period will not expire until the offering price of our common stock has traded above 175% of the IPO price of this offering for 20 consecutive trading days.

     Rule 144. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of our common stock for at least one year, including the holding period of prior owners who are not affiliates, is entitled to sell within any three-month period a number of shares that does not exceed the greater of:

     - 1% of the number of common shares then outstanding, which will equal approximately 39,831 shares immediately after this offering; or

     - the average weekly trading volume of our common stock on the Nasdaq SmallCap Market during the four calendar weeks before a Form 144 notice of the sale is filed.

          Any sales of our common stock under Rule 144 are also subject to manner of sale provisions, notice requirements and the availability of current public information about us.

     Rule 144(k). Under Rule 144(k), a person who has not been one of our affiliates during the three months before a sale and who has beneficially owned our common shares for at least two years, including the holding period of prior non-affiliates, is entitled to sell the shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

                                  UNDERWRITING

     We have entered into an underwriting agreement with the underwriters named below regarding the units being offered. Subject to the terms and conditions of the underwriting agreement, each underwriter has severally agreed to purchase from us on a firm commitment basis the number of units indicated in the following table, at the public offering price less the underwriting discount and 3% non-accountable expense allowance. Mercer Partners, Inc. is the representative of the underwriters. Delivery of the units will be made on
        , 2000 in New York, New York against payment in immediately available funds.

                    NAME OF UNDERWRITER                       NUMBER OF UNITS
                    -------------------                       ---------------
Mercer Partners, Inc........................................
                                                                  -------
          Total.............................................      800,000
                                                                  =======

     The underwriting agreement provides that the obligations of the several underwriters to purchase the units in this offering are subject to approval of certain legal matters and certain other conditions. The underwriters are severally committed to purchase all of the units being offered by us if any units are purchased, other than those covered by the over-allotment option described below.

     The underwriters propose to offer units directly to the public at the public offering price on the cover page of this prospectus. The underwriters may offer the units to securities dealers at that price less a concession not in
excess of $     per unit, and securities dealers may reallow a concession not in
excess of $     per unit to other dealers. After the units are released for sale to the public, the underwriters may change the offering price and other selling terms from time to time. The underwriters have advised us that they do not expect sales to be made to discretionary accounts.

     We have agreed to pay the underwriters a non-accountable expense allowance equal to three percent of the total proceeds of the offering, of which we have already paid $50,000.

     We have granted the underwriters a 45-day option to purchase up to 120,000 additional units, at the public offering price less discounts and the non-accountable expense allowance, to cover over-allotments, if any.

     We also will enter into an agreement retaining Mercer Partners, Inc. as our investment banking consultant for a two-year period at $3,000 per month, with the total fee of $72,000 payable in advance in full at the closing of this offering. In addition, following the completion of this offering, Mercer Partners, Inc. has the right to nominate one member of our Board of Directors for a period of two years.

     We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

     Substantially all our shareholders, including our officers and directors, have entered into lock-up agreements under which they have agreed that they will not sell, transfer, or dispose of any of our common stock now held by them for a period of one year. In addition, the lock-up terms relating to our officers, directors and principal shareholders, including shareholders of Angel Motorcycles Inc. who become principal shareholders of us, further provide that their common shares are locked up for a period of up to four years unless our common stock has traded publicly above 175% of the IPO price of this offering for 20 consecutive trading days. See "Shares Eligible for Future Sale."

     The following table summarizes the compensation and non-accountable expenses we will pay in this offering:

                                                 PER UNIT                  TOTAL
                                           ---------------------   ---------------------
                                            WITHOUT      WITH       WITHOUT      WITH
                                             OVER-       OVER-       OVER-       OVER-
                                           ALLOTMENT   ALLOTMENT   ALLOTMENT   ALLOTMENT
                                           ---------   ---------   ---------   ---------
Underwriting discounts payable by us.....    $.70        $.70      $560,000    $644,000
Non-accountable expenses payable by us...    $.21        $.21      $168,000    $193,200

     We have also agreed to sell to the representative of the underwriter, for nominal consideration, warrants to purchase that number of shares of our common stock equal to 10% of the total number of units sold in this offering, exercisable at a price per share equal to 140% of the unit IPO price of this offering for a four-year period commencing one year from the date of this prospectus. The exercise price and number of shares are subject to adjustment to prevent dilution under certain circumstances. These warrants also permit a cashless exercise, and we must keep a registration current with respect to them and their underlying shares. For a period of one year from the date of this prospectus, the underwriters' warrants will be restricted from transfer except to officers of the underwriter and members of the syndicate and officers and partners thereof.

     For the period during which the underwriter's warrants are exercisable, the holder(s) will have the opportunity to profit from a rise in the market value of our common stock, with a resulting dilution in the interests of other shareholders of our company. The holder(s) of the underwriters' warrants can be expected to exercise them at a time when we would, in all likelihood, be able to obtain any needed capital from an offering of unissued common stock on terms more favorable to us than those provided for in the underwriters' warrants. Such facts may adversely affect the terms on which we can obtain additional financing. To the extent that the underwriters realize any gain from the resale of the underwriters' warrants or the securities issuable thereunder, such gain may be deemed additional underwriting compensation under the Securities Act of 1933.

     Our underwriters may engage in over-allotment, passive market making, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities and Exchange Act of 1934.

     - Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position.

     - In passive market making, market makers in the security who are underwriters or prospective underwriters may, subject to certain limitations, make bids for or purchases of the security until the time, if any, at which a stabilizing bid is made.

     - Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

     - Syndicate covering transactions involve purchases of the security in the open market after the distribution has been completed in order to cover syndicate short positions.

     - Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the security originally sold by the syndicate member is purchased in a stabilizing transaction or a syndicate covering transaction to cover syndicate short positions.

     These stabilizing transactions, syndicate covering transactions, and penalty bids may cause the price of the security to be higher than it would be in their absence. These transactions may be effected on the Nasdaq SmallCap Market or otherwise and, if commenced, may be discontinued at any time.

DETERMINATION OF OFFERING PRICE

     Before this offering, there has been no public market for any of our securities. The initial public offering price of these units has been determined by negotiations between us and the representative of the underwriters and is not necessarily related to our revenues, assets, net worth or any other established criteria of value. Among the factors considered in these negotiations were prevailing market conditions, estimates of our business potential, our revenues, the conditions of our industry, the present state of our development and other factors deemed relevant.

                                 LEGAL MATTERS

     The validity of the securities being offered by this prospectus and certain other legal matters related to the offering will be passed upon for us by Robert
O. Knutson, Attorney at Law, Eden Prairie, Minnesota. Mr. Knutson will become the owner of approximately 20,000 shares of our common stock after this offering incident to his current ownership of common stock of Angel Motorcycles Inc. William M. Prifti, Esq., Amesbury, Massachusetts, is acting as counsel for the underwriters in connection with certain legal matters related to the offering.

                                    EXPERTS

     The audited financial statements of American Eagle Motorcycle Company, Inc. as of December 31 , 1998 and 1999, and for each of the two years in the period ended December 31, 1999 included in this prospectus have been so included in reliance on the report of BDO Seidman, LLP, independent certified public accountants (which contains an explanatory paragraph regarding the Company's ability to continue as a going concern), given on their authority as experts in accounting and auditing.

     The audited financial statements of Angel Motorcycles Inc. as of December 31, 1998 and 1999, and for the one-year period ended December 31, 1999 and the period from August 17, 1998 (inception) to December 31, 1998 included in this prospectus have been so included in reliance on the report of Stirtz Bernards Boyden Surdel & Larter, P.A., independent certified public accountants, given on their authority as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

     We have filed with the SEC a registration statement on Form SB-2 under the Securities Act of 1933 relating to this offering. This prospectus does not contain all of the information contained in the registration statement and its exhibits. For further information with respect to us and our securities, reference is made to the registration statement and its exhibits. You should read the documents filed as exhibits to the registration statement for a more complete description of the matter involved. With respect to references made in this prospectus to any document of our company, such references are not necessarily complete and you should refer to the exhibits filed with our registration statement for the complete document.

     After this offering, we will be filing annual and quarterly reports, proxy statements and other information with the SEC. You may read and copy any documents we file at the public reference facilities of the SEC at Room 1024, 450 Fifth Street N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.

                         INDEX TO FINANCIAL STATEMENTS

AMERICAN EAGLE MOTORCYCLE COMPANY, INC.:
Report of Independent Certified Public Accountants..........  F-2
Balance Sheets as of December 31, 1998 and 1999 and
  June 30, 2000 (unaudited).................................  F-3
Statements of Operations for the years ended December 31,
  1998
  and 1999 and the six months ended June 30, 1999 and 2000
  (unaudited)...............................................  F-4
Statements of Shareholders' Deficiency for the years ended
  December 31, 1998 and 1999 and the six months ended June
  30, 2000
  (unaudited)...............................................  F-5
Statements of Cash Flows for the years ended December 31,
  1998
  and 1999 and the six months ended June 30, 1999 and 2000
  (unaudited)...............................................  F-6
Notes to Financial Statements...............................  F-7

ANGEL MOTORCYCLES INC.:
Report of Independent Certified Public Accountants..........  F-21
Balance Sheets as of December 31, 1998 and 1999
  and June 30, 2000 (unaudited).............................  F-22
Statements of Operations for the period from August 17, 1998
  (inception)
  to December 31, 1998, and the year ended December 31,
  1999, and the
  six months ended June 30, 2000 (unaudited)................  F-23
Statements of Stockholders' Equity (Deficit) for the period
  from
  August 17, 1998 (inception) to December 31, 1998, and the
  year ended
  December 31, 1999, and the six months ended June 30, 2000
  (unaudited)...............................................  F-24
Statements of Cash Flows for the period from August 17, 1998
  (inception)
  to December 31, 1998, the year ended December 31, 1999,
  and the
  six months ended June 30, 2000 (unaudited)................  F-25
Notes to Financial Statements...............................  F-26

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors and Shareholders of
American Eagle Motorcycle Company, Inc.

     We have audited the accompanying balance sheets of American Eagle Motorcycle Company, Inc. as of December 31, 1998 and 1999, and the related statements of operations, shareholders' deficiency, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Eagle Motorcycle Company, Inc. as of December 31, 1998 and 1999, and the results of its operations and cash flows for the years then ended, in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, the Company has recurring operating losses, negative working capital and shareholders' deficiency. In addition, the Company's bank has demanded full payment of the credit facility. These factors raise substantial doubt about the entity's ability to continue as a going concern. Management's plans in regards to this matter are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BDO Seidman, LLP

San Jose, California
August 10, 2000, except for matters discussed in Note 16
  for which the date is September 29, 2000

                           AMERICAN EAGLE MOTORCYCLE
                                 COMPANY, INC.
                                 BALANCE SHEETS

                                                                                                 PRO FORMA
                                                                                               SHAREHOLDERS'
                                                           DECEMBER 31,                         DEFICIENCY
                                                     -------------------------    JUNE 30,       JUNE 30,
                                                        1998          1999          2000           2000
                                                     -----------   -----------   -----------   -------------
                                                                                 (UNAUDITED)    (UNAUDITED)
ASSETS (Note 5)
Current:
  Cash and cash equivalents (Note 12)..............  $900........  $    28,800   $     5,200
  Accounts receivable, less allowance for doubtful
    accounts of $95,000, $235,800, and $373,000,
    respectively (Notes 2, 11, and 12).............      218,100        71,900        86,700
  Advances to related parties (Note 2).............       60,500        87,600        96,900
  Inventories (Note 3).............................    1,442,100     1,145,500       822,600
  Prepaid expenses and other assets................       48,500        72,200       106,100
                                                     -----------   -----------   -----------
TOTAL CURRENT ASSETS...............................    1,770,100     1,406,000     1,117,500
PROPERTY AND EQUIPMENT, NET (Notes 4, 8, and 13)...      224,700       183,500       223,700
                                                     -----------   -----------   -----------
                                                     $ 1,994,800   $ 1,589,500   $ 1,341,200
                                                     ===========   ===========   ===========
LIABILITIES AND SHAREHOLDERS' DEFICIENCY
CURRENT LIABILITIES:
  Bank overdraft...................................  $   209,700   $        --   $     8,300
  Line of credit (Note 5)..........................      500,000       500,000       500,000
  Accounts payable.................................      693,200     1,182,200       784,200
  Accrued expenses (Note 6)........................      259,100       300,000       409,800
  Current portion, long-term debt (Note 7).........       82,400       307,500       339,900
  Current portion, obligations under capital lease
    (Note 8).......................................       19,900        21,100        19,000
                                                     -----------   -----------   -----------
TOTAL CURRENT LIABILITIES..........................    1,764,300     2,310,800     2,061,200
                                                     -----------   -----------   -----------
LONG-TERM LIABILITIES:
  Long-term debt, less current portion (Note 7)....      318,100        11,300        11,300
  Obligations under capital lease, less current
    portion (Notes 8 and 13).......................       63,200        42,800        36,100
  Note payable, related party (Note 2).............      216,500       788,400            --
                                                     -----------   -----------   -----------
TOTAL LIABILITIES..................................    2,362,100     3,153,300     2,108,600
COMMITMENTS AND CONTINGENCIES (Notes 5, 7, 8, 15
  and 16)
SHAREHOLDERS' DEFICIENCY (Notes 10, 13, and 16):
  Redeemable 5% cumulative, Series A preferred
    stock, no par value; 1,000,000 shares
    authorized; 67,857, 67,857, and 142,857 shares
    issued and outstanding, respectively,
    liquidation preference of $487,600 $511,600,
    and $1,048,600, respectively
    (no shares outstanding pro forma)..............      475,000       475,000     1,525,000             --
  Common stock subscribed..........................       40,000        40,000            --
  Common stock, no par value; 10,000,000 shares
    authorized; 1,211,618, 1,248,904, and 1,416,161
    shares issued and outstanding, respectively
    1,701,875 shares outstanding pro forma.........    2,271,800     2,613,800     3,302,600      4,876,200
  Accumulated deficit..............................   (3,154,100)   (4,692,600)   (5,595,000)    (5,595,000)
                                                     -----------   -----------   -----------    -----------
TOTAL SHAREHOLDERS' DEFICIENCY.....................     (367,300)   (1,563,800)     (767,400)   $  (718,800)
                                                     -----------   -----------   -----------    -----------
                                                     $ 1,994,800   $ 1,589,500   $ 1,341,200
                                                     ===========   ===========   ===========

                See accompanying notes to financial statements.

                           AMERICAN EAGLE MOTORCYCLE
                                 COMPANY, INC.
                            STATEMENT OF OPERATIONS

                                            YEARS ENDED DECEMBER 31,     SIX MONTHS ENDED JUNE 30,
                                           --------------------------    --------------------------
                                              1998           1999           1999           2000
                                           -----------    -----------    -----------    -----------
                                                                         (UNAUDITED)    (UNAUDITED)
NET SALES (Notes 2 and 11).............    $ 3,315,100    $ 4,980,200    $3,502,400     $   970,600
COST OF SALES..........................      3,205,800      4,558,000     3,201,800         871,700
                                           -----------    -----------    ----------     -----------
GROSS PROFIT...........................        109,300        422,200       300,600          98,900
OPERATING EXPENSES:
  Research and development.............        164,700        545,400       224,300         174,200
  Sales and marketing..................        354,600        421,400       224,700          57,500
  General and administrative...........        904,900        913,000       471,400       1,034,700
                                           -----------    -----------    ----------     -----------
TOTAL OPERATING EXPENSES...............      1,424,200      1,879,800       920,400       1,266,400
                                           -----------    -----------    ----------     -----------
LOSS FROM OPERATIONS...................     (1,314,900)    (1,457,600)     (619,800)     (1,167,500)
OTHER INCOME (EXPENSE):
  Interest income......................         25,400         26,400        20,600          18,300
  Other income (Note 14)...............             --             --            --         330,000
  Interest and other expense...........        (82,700)      (106,500)      (56,000)        (83,200)
                                           -----------    -----------    ----------     -----------
LOSS BEFORE INCOME TAXES...............     (1,372,200)    (1,537,700)     (655,200)       (902,400)
INCOME TAXES (Note 9)..................           (800)          (800)           --              --
                                           -----------    -----------    ----------     -----------
NET LOSS...............................     (1,373,000)    (1,538,500)     (655,200)       (902,400)
PREFERRED STOCK DIVIDENDS..............        (12,600)       (24,000)      (12,000)        (12,000)
                                           -----------    -----------    ----------     -----------
NET LOSS ATTRIBUTED TO COMMON
  SHAREHOLDERS.........................    $(1,385,600)   $(1,562,500)   $ (667,200)    $  (914,400)
                                           ===========    ===========    ==========     ===========
BASIC AND DILUTED LOSS PER COMMON
  SHARE................................    $     (1.15)   $     (1.27)   $    (0.55)    $     (0.73)
                                           ===========    ===========    ==========     ===========
WEIGHTED-AVERAGE COMMON SHARES
  OUTSTANDING..........................      1,205,444      1,225,816     1,218,730       1,249,823
                                           ===========    ===========    ==========     ===========
PRO FORMA BASIC AND DILUTED LOSS PER
  COMMON SHARE (UNAUDITED).............                   $     (1.13)                  $     (0.65)
                                                          ===========                   ===========
PRO FORMA WEIGHTED-AVERAGE COMMON
  SHARES OUTSTANDING (UNAUDITED).......                     1,361,530                     1,386,370
                                                          ===========                   ===========

                See accompanying notes to financial statements.

                           AMERICAN EAGLE MOTORCYCLE
                                 COMPANY, INC.
                     STATEMENTS OF SHAREHOLDERS' DEFICIENCY

                                           REDEEMABLE
                                        PREFERRED STOCK
                                      --------------------
                                            SERIES A              COMMON STOCK
                                      --------------------   ----------------------   COMMON STOCK    ACCUMULATED
                                      SHARES      AMOUNT      SHARES       AMOUNT      SUBSCRIBED       DEFICIT         TOTAL
                                      -------   ----------   ---------   ----------   ------------    -----------    -----------
Balance, January 1, 1998............   28,571   $  200,000   1,193,761   $2,059,400     $     --      $(1,781,100)   $   478,300
Exercise of warrants to acquire
  Preferred Stock Series A..........   14,286      100,000          --           --           --               --        100,000
Proceeds from issuance of Preferred
  Stock Series A....................   25,000      175,000          --           --           --               --        175,000
Proceeds from issuance of common
  stock.............................       --           --      17,857      125,000           --               --        125,000
Common stock subscribed.............       --           --          --           --       40,000               --         40,000
Contributed services................       --           --          --      100,000           --               --        100,000
Preferred stock dividends...........       --           --          --      (12,600)          --               --        (12,600)
Net loss............................       --           --          --           --           --       (1,373,000)    (1,373,000)
                                      -------   ----------   ---------   ----------     --------      -----------    -----------
Balance, December 31, 1998..........   67,857      475,000   1,211,618    2,271,800       40,000       (3,154,100)      (367,300)
Proceeds from issuance of common
  stock.............................       --           --      35,857      251,000           --               --        251,000
Issuance of common stock for trade
  payable...........................       --           --       1,429       15,000           --               --         15,000
Contributed services................       --           --          --      100,000           --               --        100,000
Preferred stock dividends...........       --           --          --      (24,000)          --               --        (24,000)
Net loss............................       --           --          --           --           --       (1,538,500)    (1,538,500)
                                      -------   ----------   ---------   ----------     --------      -----------    -----------
Balance, December 31, 1999..........   67,857      475,000   1,248,904    2,613,800       40,000       (4,692,600)    (1,563,800)
Balance of information through June
  30, 2000 is unaudited.............
Issuance of common stock
  subscribed........................       --           --       8,571       40,000      (40,000)              --             --
Conversion of note payable related
  party (Note 2)....................   75,000      525,000     158,686      555,400           --               --      1,080,400
Contributed services................       --      525,000          --      105,400           --               --        630,400
Preferred stock dividends...........       --           --          --      (12,000)          --               --        (12,000)
Net loss............................       --           --          --           --           --         (902,400)      (902,400)
                                      -------   ----------   ---------   ----------     --------      -----------    -----------
Balance, June 30, 2000..............  142,857   $1,525,000   1,416,161   $3,302,600     $     --      $(5,595,000)   $  (767,400)
                                      =======   ==========   =========   ==========     ========      ===========    ===========

                See accompanying notes to financial statements.

                           AMERICAN EAGLE MOTORCYCLE
                                 COMPANY, INC.
                       STATEMENTS OF CASH FLOWS (NOTE 13)

                                                                           SIX MONTHS ENDED
                                           YEARS ENDED DECEMBER 31,            JUNE 30,
                                           -------------------------   -------------------------
                                              1998          1999          1999          2000
                                           -----------   -----------   -----------   -----------
                                                                       (UNAUDITED)   (UNAUDITED)
Cash Flows From Operating Activities:
  Net Loss...............................  $(1,373,000)  $(1,538,500)   $(655,200)    $(902,400)
  Adjustments to reconcile net loss to
     net cash (used in) provided by
     operating activities:
     Depreciation and amortization.......       60,800       117,900       22,600        33,500
     Loss on sale of equipment...........           --            --           --         2,400
     Contributed services................      100,000       100,000       50,000       630,400
     Allowance for doubtful accounts.....      138,900       140,800       42,000       137,200
     Changes in operating assets and
       liabilities:
       Accounts receivable...............      598,700         5,400     (164,300)     (152,000)
       Inventories.......................     (947,100)      296,600      479,600       322,900
       Prepaid expenses and other
          assets.........................        3,100       (23,700)        (800)      (33,900)
       Accounts payable..................      424,200       504,000      324,000      (360,000)
       Accrued expenses..................      148,200        16,900      (87,100)       97,800
                                           -----------   -----------    ---------     ---------
NET CASH (USED IN) PROVIDED BY OPERATING
  ACTIVITIES.............................     (846,200)     (380,600)      10,800      (224,100)
                                           -----------   -----------    ---------     ---------
Cash Flows From Investing Activities:
  Proceeds from sale of capital
     equipment...........................           --            --           --        12,000
  Capital expenditures...................      (63,900)      (76,700)     (37,700)      (88,100)
  Deposits...............................        7,800            --           --            --
                                           -----------   -----------    ---------     ---------
NET CASH USED IN INVESTING ACTIVITIES....      (56,100)      (76,700)     (37,700)      (76,100)
                                           -----------   -----------    ---------     ---------
CASH FLOWS FROM FINANCING ACTIVITIES
  Bank overdraft.........................      (38,200)     (209,700)    (172,400)        8,300
  Line of credit.........................      500,000            --           --            --
  Proceeds from note payable, related
     party...............................      210,500       571,900      240,800       292,000
  Advances to related parties............      (45,200)      (27,100)      15,700        (9,300)
  Proceeds from long-term debt...........      388,100            --           --            --
  Payments on long-term debts............     (507,700)      (81,700)     (46,200)       (5,600)
  Payments on obligations under capital
     lease...............................      (13,600)      (19,200)     (11,500)       (8,800)
  Proceeds from issuance of preferred
     stock...............................      275,000            --           --            --
  Proceeds from issuance of common
     stock...............................      125,000       251,000           --            --
                                           -----------   -----------    ---------     ---------
NET CASH PROVIDED BY FINANCING
  ACTIVITIES.............................      893,900       485,200       26,400       276,600
                                           -----------   -----------    ---------     ---------
NET (DECREASE) INCREASE IN CASH AND CASH
  EQUIVALENTS............................       (8,400)       27,900         (500)      (23,600)
CASH AND CASH EQUIVALENTS, beginning of
  period.................................        9,300           900          900        28,800
                                           -----------   -----------    ---------     ---------
CASH AND CASH EQUIVALENTS, ending of
  period.................................  $       900   $    28,800    $     400     $   5,200
                                           ===========   ===========    =========     =========

                See accompanying notes to financial statements.

                           AMERICAN EAGLE MOTORCYCLE
                                 COMPANY, INC.
                         NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF ACCOUNTING POLICIES

THE COMPANY

     American Eagle Motorcycle Company, Inc. (the Company) was incorporated in the State of California on August 15, 1995 and has headquarters in Hollister, California. The Company designs and manufactures custom design V-twin motorcycles and parts and accessories and sells them to authorized dealers or to the general public throughout the U.S.A.

BASIS OF PRESENTATION/GOING CONCERN UNCERTAINTY

     The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has recurring operating losses, negative working capital and a shareholders' deficiency. In addition, the Company's bank has demanded full payment of the credit facility. These factors raise substantial doubt about the Company's ability to continue as a going concern.

     The financial statements do not include adjustments relating to the recoverability and classification of reported asset amounts or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's continuation as a going concern is dependent upon its ability to obtain additional financing or refinancing as may be required and ultimately to attain profitability. The Company is actively seeking additional equity and debt financing, and marketing its existing and new products. Management believes that these factors will sustain the Company's operations for the next year. No assurance can be given that the Company will be successful in its efforts.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INTERIM FINANCIAL INFORMATION

     The interim financial information as of June 30, 2000 and for the six months ended June 30, 1999 and 2000 is unaudited but includes all adjustments, consisting only of normal recurring adjustments, that the Company considers necessary for a fair presentation of its financial position at that date and its results of operations and cash flows for those periods. Operating results for the six months ended June 30, 2000 are not necessarily indicative of results that may be expected for any future periods.

                           AMERICAN EAGLE MOTORCYCLE
                                 COMPANY, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

1. SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

CASH AND CASH EQUIVALENTS

     For purposes of the statements of cash flows, the Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

ACCOUNTS RECEIVABLE AND ALLOWANCES FOR DOUBTFUL ACCOUNTS

     The Company grants credit to its customers after undertaking an investigation of credit risk for all significant amounts. An allowance for doubtful accounts is provided for estimated credit losses at a level deemed appropriate to adequately provide for known and inherent risks related to such amounts. The allowance is based on reviews of losses, adjustment history, current economic conditions and other factors that deserve recognition in estimating potential losses. While management uses the best information available in making its determination, the ultimate recovery of recorded accounts receivable is also dependent upon future economic and other conditions that may be beyond management's control.

INVENTORIES

     Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost, net of accumulated depreciation and amortization. Depreciation is provided on an accelerated method over the estimated useful lives of the assets, generally ranging from five to seven years. Leasehold improvements and assets held under capital leases are amortized using the straight-line method over the shorter of the term of the lease or the estimated useful lives of the related assets.

LONG-LIVED ASSETS

     Long-lived assets are assessed for possible impairment whenever events or changes in circumstances indicate that the carrying amounts may not be recoverable, or whenever management has committed to a plan to dispose of the assets. Such assets are carried at the lower of book value or fair value as estimated by management based on appraisals, current market value, comparable sales value, and undiscounted future cash flows as appropriate. Assets to be held and used affected by such impairment loss are depreciated or amortized at their new carrying amount over the remaining estimated life; assets to be sold or otherwise disposed of are not subject to further depreciation or amortization.

REVENUE RECOGNITION

     The Company's revenue is derived primarily from the sale of custom design motorcycles. Revenue is recognized at the time of shipment provided no significant obligations remain and collectibility is probable.

                           AMERICAN EAGLE MOTORCYCLE
                                 COMPANY, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

1. SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

WARRANTY

     The Company provides a limited warranty on its motorcycles. The warranty period is 36 months (3 years) on parts and accessories. Product warranty costs are charged to operations based upon the estimated product liability using historical rates.

ADVERTISING COSTS

     The cost of advertising is expensed as incurred. Advertising costs for the years ended December 31, 1998 and 1999 were approximately $125,200 and $100,000, respectively, and for the six months period ended June 30, 2000, $2,100.

INCOME TAXES

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes. Deferred income taxes are recognized for the tax consequences of temporary differences by applying the tax rate expected to be in effect in future years to differences between the financial statements carrying amounts and the tax basis of existing assets and liabilities. Valuation allowances are established when necessary, to reduce deferred tax assets to the amount expected to be realized. Realization is dependent upon future pretax earnings, the reversal of temporary differences between book and tax income, and the expected tax rates in effect in future periods.

NET LOSS PER SHARE

     Basic and diluted net loss per share information for all periods is presented under the requirement of FASB Statement No. 128 Earnings Per Share. Basic earnings per share has been computed using the weighted-average number of shares of common stock outstanding during the period and excludes any dilutive effects of options, warrants, and convertible securities.

     Pro forma net loss per share has been computed as described above and also gives effect to the conversion of preferred shares not included above that will automatically convert to common shares upon completion of the Company's initial public offering, using the if-converted method.

     Diluted net loss per share reflects the potential dilution of securities by adding other common stock equivalents, including stock options, warrants, and convertible preferred stock, to the weighted-average number of common shares outstanding for a period, if dilutive. All potentially dilutive securities have been excluded from the computation, as their effect is antidilutive.

                           AMERICAN EAGLE MOTORCYCLE
                                 COMPANY, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

1. SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

FAIR VALUES OF FINANCIAL INSTRUMENTS

     The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

Cash and cash equivalents:

          The carrying amount reported in the balance sheet for cash and cash equivalents approximates fair value.

Short term debt:

          The fair value of short-term debt approximates cost because of the short period of time to maturity.

Long-term debt:

          The fair value of long-term debt is estimated based on current interest rates available to the Company for debt instruments with similar terms and remaining maturities.

     As of December 31, 1998 and 1999 and June 30, 2000, the fair values of the Company's financial instruments approximate their historical carrying amounts.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

     In June 1998, the FASB issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 133, as amended by SFAS No. 138, requires companies to recognize all derivatives contracts as either assets or liabilities in the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged assets or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. In June 1999, the FASB issued SFAS No. 137, Accounting for Derivative Instruments and Hedging Activities -- Deferred of the Effective date of FASB Statement No. 133, which amended SFAS No. 133 to be effective for all fiscal quarters of fiscal years beginning after June 15, 2000.

     Historically, the Company has not entered into derivatives contracts either to hedge existing risks or for speculative purposes. Accordingly, the Company does not expect adoption of the new standard to have a material impact on the Company's results from operations, financial position or cash flows.

     In December 1999, the Securities and Exchange Commission released Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements (SAB
101). SAB 101 provides interpretive guidance on the recognition, presentation and disclosure of revenue in the financial statements. SAB 101 must be applied to the financial statements no later than the quarter ending September 30,

                           AMERICAN EAGLE MOTORCYCLE
                                 COMPANY, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

1. SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

2000. The Company does not believe that the adoption of SAB 101 will have a material affect on the Company's financial results.

2. RELATED PARTY TRANSACTIONS AND BALANCES

     As of December 31, 1998 and 1999 and June 30, 2000, the Company held certain interest-free loans receivable with balances aggregating $60,500, $87,600, and $96,900, respectively, from certain related partnership and corporations in which the Company's President serves as a general partner and/or officer. The Company advances to and from these related parties from time to time based on their need of cash. In 1998 and 1999, the Company advanced approximately $45,200 and $27,100 to these parties, respectively.

     The President of the Company periodically contributes additional capital to the Company. The Company accounts for these contributions as related party notes payable until the Board of Directors authorizes the issuance of additional shares. As of December 31, 1998 and 1999, the Company had related party notes payable aggregating $216,500 and $788,400, respectively. In June 2000, $1,080,400 was converted into 75,000 shares of Series A preferred stock and 158,686 shares of common stock, representing non-cash compensation of $1,080,400 ($555,400 relating to common shares and $525,000 relating to preferred shares). The President of the Company has not been paid compensation since inception of the Company. The Company has imputed a compensation expense for contributed services at the rate of approximately $100,000 per year. In conjunction with the beneficial conversion of the related party notes payable in June 2000, the Company recognized additional compensation expense of approximately $580,400, net of previously imputed compensation of $500,000.

     The Company has transactions in the normal course of business with an affiliated dealership that is partially owned by the President of the Company. In 1998 and 1999, sales to the affiliated dealership were approximately $37,900 and $81,100, respectively. As of December 31, 1998 and 1999, accounts receivable from the affiliated dealership were approximately $18,900 and $42,600, respectively.

     In November 1998, the Company entered into a facility lease agreement with an affiliated partnership that is partially owned by the President of the Company. In 1998 and 1999, lease payments made to the affiliated partnership were approximately $28,800 and $224,300, respectively.

                           AMERICAN EAGLE MOTORCYCLE
                                 COMPANY, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

3. INVENTORIES

     Inventories, including V-Twin motorcycles and parts, consisted of the following:

                                                           DECEMBER 31,
                                                      -----------------------    JUNE 30,
                                                         1998         1999         2000
                                                      ----------   ----------   -----------
                                                                                (UNAUDITED)
    Parts...........................................  $  533,300   $  644,600    $666,400
    Work in process.................................     380,100      177,500      83,400
    Finished goods..................................     528,700      323,400      72,800
                                                      ----------   ----------    --------
                                                      $1,442,100   $1,145,500    $822,600
                                                      ==========   ==========    ========

4. PROPERTY AND EQUIPMENT

     Property and equipment consisted of the following:

                                                            DECEMBER 31,
                                                         -------------------    JUNE 30,
                                                           1998       1999        2000
                                                         --------   --------   -----------
                                                                               (UNAUDITED)
    Machinery and equipment............................  $147,700   $187,500    $247,200
    Vehicles...........................................   152,900    160,800     160,800
    Leasehold improvements.............................     2,300     28,600      28,100
    Furniture and fixtures.............................    15,300     18,000      21,500
                                                         --------   --------    --------
                                                          318,200    394,900     457,600
    Less accumulated depreciation and amortization.....    93,500    211,400     233,900
                                                         --------   --------    --------
                                                         $224,700   $183,500    $223,700
                                                         ========   ========    ========

     Depreciation and amortization expense for the years ended December 31, 1998 and 1999 was approximately $60,800 and $117,900, respectively, and for the six months ended June 30, 2000, $33,500.

     Equipment under capital lease obligations aggregated $105,400 as of December 31, 1998 and 1999, and June 30, 2000, with related accumulated amortization of $30,000, $58,500, and $72,800, respectively.

5. LINE OF CREDIT

     The Company has a $500,000 revolving line of credit with a bank, which is due upon demand by the bank, bears interest at bank's prime rate plus 3% (9.5% as of December 31, 1999), and is secured by all assets of the Company and guaranteed by the President of the Company. The Company's bank has demanded full payment of the credit facility.

                           AMERICAN EAGLE MOTORCYCLE
                                 COMPANY, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

6. ACCRUED EXPENSES

     Accrued expenses consisted of the following:

                                                           DECEMBER 31,
                                                       --------------------     JUNE 30,
                                                         1998        1999         2000
                                                       --------    --------    -----------
                                                                               (UNAUDITED)
    Accrued payroll and related expenses.............  $115,200    $ 72,800     $121,800
    Professional expenses............................    26,700      58,400       76,000
    Warranty.........................................    32,600      56,200       66,800
    Payroll taxes, penalties and interest............    31,500      37,100       58,200
    Accrued dividends................................    12,600      36,600       48,600
    Property taxes...................................    16,000      31,000       31,000
    Other............................................    24,500       7,900        7,400
                                                       --------    --------     --------
                                                       $259,100    $300,000     $409,800
                                                       ========    ========     ========

7. LONG-TERM DEBT

     A summary of long-term debt consisted of the following:

                                                            DECEMBER 31,
                                                        --------------------    JUNE 30,
                                                          1998       1999         2000
                                                        --------   ---------   -----------
                                                                               (UNAUDITED)
    Debt financing, with interest at 9.0% maturing
      November 24, 2003, secured by vehicle
      acquired........................................  $ 17,800   $  15,300    $  15,300
    Term loan, with interest at 9.5% and 8.76% (bank's
      prime rate plus 3%) as of December 31, 1999 and
      1998, respectively), due upon demand by the
      bank, secured by all assets of the Company and
      guaranteed by the President of the Company......   382,700     303,500      296,900
    Note payable, with interest at 10% maturing
      November 1, 2000................................        --          --       39,000
                                                        --------   ---------    ---------
                                                         400,500     318,800      351,200
    Less current portion..............................   (82,400)   (307,500)    (339,900)
                                                        --------   ---------    ---------
                                                        $318,100   $  11,300    $  11,300
                                                        ========   =========    =========

     The Company's bank has demanded full payment of the credit facility.

8. LEASE COMMITMENTS

     The Company leases its facilities and certain equipment under operating leases expiring on various dates through 2003. The facility leases require the Company to pay certain maintenance and operating expenses such as utilities, property taxes and insurance costs. Rent expense related to these leases was $82,700, for the six months ended June 30, 2000, $233,000 and $122,100 for the years ended December 31, 1999 and 1998, respectively.

                           AMERICAN EAGLE MOTORCYCLE
                                 COMPANY, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

8. LEASE COMMITMENTS (CONTINUED)

     A summary of the future minimum lease payments under capitalized leases together with the present value of such minimum lease payments and future minimum lease payments required under noncancelable operating leases with terms in excess of one year follows:

                                                                  YEARS ENDED DECEMBER 31,
                                                                  ------------------------
                                                                  CAPITALIZED    OPERATING
                                                                    LEASES        LEASES
                                                                  -----------    ---------
    2000........................................................   $ 28,800      $143,600
    2001........................................................     18,400       182,800
    2002........................................................     28,200       240,000
    2003........................................................      1,600       120,000
                                                                   --------      --------
    Future minimum lease payments...............................     77,000      $686,400
                                                                                 ========
    Less amounts representing interest (8.2% to 20.7%)..........    (13,100)
                                                                   --------
    Present value of future minimum lease payments..............     63,900
    Less current portion........................................    (21,100)
                                                                   --------
                                                                   $ 42,800
                                                                   ========

9. INCOME TAXES

     The provision for income taxes for the years ended December 31, 1999 and 1998 consisted of minimum state taxes.

     The Company's effective tax rate differs from the statutory Federal income tax principally as a result of Federal and state net operating losses for which no deferred benefit is recognized due to a full valuation allowance provided on the resulting deferred tax asset.

     Temporary differences and carryforwards which gave rise to significant portions of deferred tax assets and liabilities as of December 1999 and 1998 are as follows:

                                                                          DECEMBER 31,
                                                                   --------------------------
                                                                      1998           1999
                                                                   -----------    -----------
    Net operating loss carryforward............................    $   841,800    $ 1,273,900
    Depreciation and amortization..............................        (33,000)       (43,300)
    Other, net.................................................        245,000        362,200
                                                                   -----------    -----------
    Net deferred tax asset.....................................      1,053,800      1,592,800
    Valuation allowance........................................     (1,053,800)    (1,592,800)
                                                                   -----------    -----------
    Reported deferred tax asset................................    $        --    $        --
                                                                   ===========    ===========

     As of December 31, 1999, the Company had a Federal net operating loss carryforward in the amount of $3,462,200 which may be applied to future taxable income until these benefits begin to expire in 2010 through 2019. The Company also had a California net operating loss (NOL) carryforward in the amount of approximately $1,660,000 which may be applied to future taxable income until these benefits begin to expire in 2003 through 2004.

                           AMERICAN EAGLE MOTORCYCLE
                                 COMPANY, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

9. INCOME TAXES (CONTINUED)

     The Company's ability to utilize the NOL carryforwards are dependent upon the Company's ability to generate taxable income in future periods and may be limited due to restrictions imposed under Federal and state laws upon a change in ownership.

10. SHAREHOLDER'S EQUITY

STOCK SPLIT

     On July 25, 2000, the Board of Directors approved a one-for-seven reverse stock split of its common and preferred stock. All share and per share data, except for shares authorized, have been restated for all periods presented to reflect the reverse stock split on a retroactive basis.

COMMON STOCK

     In February 1999, the Company issued 1,429 shares of common stock in a noncash exchange to offset certain accounts payable in the amount of $15,000. In connection with this transaction, the Company granted warrants to purchase 2,857 shares of common stock at $5.25 per share. These warrants vested immediately and expire in January 2002.

     In 1999, the Company also issued 35,857 shares of common stock, and granted warrants to purchase 35,857 shares of common stock at $7.00 per share, in a private placement for cash proceeds of approximately $251,000. These warrants vested immediately and expire in January 2002.

     In 1998, the Company issued 17,857 shares of common stock, and granted warrants to purchase 17,857 shares of common stock at $7.00 per share, in a private placement for cash proceeds of approximately $125,000. These warrants vested immediately and expire in January 2001.

REDEEMABLE CUMULATIVE SERIES A PREFERRED STOCK

     On June 2, 1997, the Company authorized 5,000,000 shares of preferred stock, 1,000,000 of these shares were designated as redeemable 5% cumulative, Series A preferred stock (Series A preferred). As of December 31, 1998 and 1999, the Company had 67,857 shares of Series A preferred stock issued and outstanding, respectively. In 1998 and 1999, the Company accrued for dividend on these shares in the amount of $12,600 and $24,000, respectively.

     In the six months ended June 30, 2000, the Company issued 75,000 shares of Series A preferred stock in connection with the conversion of a related party notes payable. In the six months ended June 30, 2000, the Company also accrued for dividends on the Series A preferred stock in the amount of $12,000 (unaudited).

     The rights and preferences of the Series A preferred stock are as follows:

  Dividend Rights:

          The holders of the Series A preferred stock are entitled to receive 5% annual dividends. The dividend rights are cumulative and accrue from the date of issuance of the shares, whether or

                           AMERICAN EAGLE MOTORCYCLE
                                 COMPANY, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

10. SHAREHOLDER'S EQUITY (CONTINUED)
     not earned or declared. As of December 31, 1999 accrued but unpaid dividends aggregated $36,600.

  Voting Rights:

          The holders of the Series A preferred stock have voting rights and powers.

  Liquidation Preferences:

          In the event of a liquidation or dissolution of the Company, the holders of the Series A preferred stock are entitled to receive a distribution amount in preference to the common stockholders equal to the amount of $7.00 per share plus all accrued and unpaid dividends at the date of liquidation/dissolution. Thereafter, the remaining assets of the Company shall be distributed pro ratably to the holders of the common and preferred stock on an as-converted basis.

  Conversion Rights:

          Each share of Series A preferred is convertible to one share of common stock (see Note 16), and is convertible at the option of the holder or automatically upon a merger, consolidation, or other corporate reorganization, or the closing of a firm commitment underwritten public offering.

  Redemption:

          The Company has the right to redeem all or any portion of the outstanding Series A preferred stock at a price equivalent to $7.00 plus any unpaid dividends outstanding.

          In 1998, the Company issued 14,286 shares of Series A preferred stock and granted warrants to purchase 14,286 shares of the Company's common stock at a purchase price of $7.00 per share, in conjunction with the exercise of warrants to purchase 14,286 Series A preferred stock for $7.00 per share. The value of the warrants issued was determined to be de minimus.

          In 1998, the Company also sold 25,000 shares of Series A preferred stock for $175,000 in a private placement. In connection with this transaction, the Company granted warrants to purchase 25,000 shares of the Company's common stock at a purchase price of $7.00 per share. These warrants vested immediately and expire in July 2002 and December 2002.

                           AMERICAN EAGLE MOTORCYCLE
                                 COMPANY, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

10. SHAREHOLDER'S EQUITY (CONTINUED)
STOCK PURCHASE WARRANTS

     A summary of the status of the Company's stock purchase warrants as of December 31, 1999 and 1998 and changes during the years then ended is presented in the following table:

                                                                                       WEIGHTED-
                                                                          RANGE OF      AVERAGE
                                                                          EXERCISE     EXERCISE
                                                             WARRANTS      PRICES        PRICE
                                                             --------    ----------    ---------
Outstanding as of December 31, 1997......................     35,714     $2.31-7.00      $6.06
Granted..................................................     57,143           7.00       7.00
Exercised................................................    (14,286)          7.00       7.00
                                                             -------     ----------      -----
Outstanding as of December 31, 1998......................     78,571      2.31-7.00       6.57
Granted..................................................     38,714      5.25-7.00       6.87
                                                             -------     ----------      -----
Outstanding as of December 31, 1999 and June 30, 2000
  (unaudited)............................................    117,285      2.31-7.00       6.67
                                                             =======     ==========      =====

     All of the outstanding warrants as of December 31, 1999 and June 30, 2000 (unaudited) were exercisable.

11. MAJOR CUSTOMERS AND SUPPLIER CONCENTRATION

MAJOR CUSTOMERS

     In 1999, two customers accounted for approximately 13% and 11% of total net sales, respectively, with related accounts receivable as of December 31, 1999 of $28,500 and $200, respectively.

     In 1998, three customers accounted for approximately 29%, 11%, and 10% of total net sales, respectively, with related accounts receivable as of December 31, 1998 of $19,100, $0, and $135,900, respectively.

SUPPLIER CONCENTRATION

     Certain parts are critical in order to keep the Company production lines running without business interruption. Although management has alternative suppliers for parts identified as critical, there can be no assurance that the parts will be available at the time and price required. Any prolonged delay in receipt of critical parts could have a material adverse impact on the Company's financial positions and results of operations. During 1999 the Company encountered shipping delays from its supplier of engines which significantly impacted production scheduling and the filling of orders.

12. OFF BALANCE SHEET RISK

FINANCIAL INSTRUMENTS

     Financial instruments which potentially subject the Company to concentration of credit risk consist principally of cash and cash equivalents and trade receivables. The Company places its cash

                           AMERICAN EAGLE MOTORCYCLE
                                 COMPANY, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

12. OFF BALANCE SHEET RISK (CONTINUED)

and cash equivalents with high quality financial institutions and, by policy, limits the amounts of credit exposure to any one financial institution.

     A significant portion of the Company's accounts receivable are derived from network dealerships. The Company believes any risk of accounting loss is significantly reduced due to provision being made at the date of sale for returns and allowances, diversity of its products, and geographic sales areas. The Company performs credit evaluation of its customers' financial condition whenever necessary. The Company generally does not require cash collateral or other security to support customer receivables.

ENVIRONMENTAL CONTROLS

     The operations of the Company, like those of the other companies engaged in similar businesses, are subject to various federal, state, and local laws and regulations intended to protect the public health and the environment, including regulations related to air and water quality.

13. SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

     The following is supplemental disclosure for the statements of cash flows.

                                                               PERIODS ENDED
                                             -------------------------------------------------
                                               DECEMBER 31,                  JUNE 30,
                                             -----------------       -------------------------
                                              1998      1999            1999          2000
                                             -------   -------       -----------   -----------
                                                                     (UNAUDITED)   (UNAUDITED)
    CASH PAID:
      Income taxes.........................  $   800   $   800         $    --      $     --
      Interest.............................  $50,900   $94,000         $47,600      $ 56,200
    NONCASH INVESTING AND FINANCING
      ACTIVITIES:
      Capital expenditures under capital
         lease.............................  $82,800   $    --         $    --      $     --
      Issuance of common stock for related
         party note payable................  $    --   $    --         $    --      $555,400
      Issuance of Series A Preferred Stock
         for related party note payable....  $    --   $    --         $    --      $525,000
      Issuance of common stock for trade
         payable...........................  $    --   $15,000         $15,000      $     --
      Debt finance for acquisition of
         vehicle...........................  $17,900   $    --         $    --      $     --
      Equipment received for common stock
         subscription......................  $40,000   $    --         $    --      $     --
      Accrued dividend for Series A
         Preferred Stock...................  $12,600   $24,000         $12,000      $ 12,000
      Conversion of trade payable into note
         payable...........................  $    --   $    --         $    --      $ 38,000

                           AMERICAN EAGLE MOTORCYCLE
                                 COMPANY, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

14. OTHER INCOME

     During the six months ended June 30, 2000, the Company received $330,000 from an affiliated company for the performance of certain development activities. As of June 30, 2000, the Company's obligations for future development performance have been satisfied and all related monies have been collected.

15. CONTINGENCIES

PRODUCT LIABILITY INSURANCE

     The Company maintains insurance coverage for product liability losses up to $9 million per occurrence.

LITIGATION

     The Company is involved in legal proceedings, claims and litigation arising in the ordinary course of business. In the opinion of management, the outcome of such current legal proceeding, claims and litigation will not materially affect the Company's result from operations.

REPURCHASE

     The majority of the Company's customers finance their purchases from the Company using a third party wholesale financing company. The Company and wholesale financing company repossesses the motorcycle, and if the motorcycle is in "like-new" condition, then the Company is obligated to repurchase the motorcycle. To date, the Company has experienced only insignificant repurchases under this agreement.

16. SUBSEQUENT EVENTS

MERGER AND ACQUISITIONS

     On July 31, 2000, the Company signed an Asset Purchase Agreement under which it will issue 1,287,358 shares of common stock and grant warrants to purchase 235,286 shares of common stock, at $7.00 per share, in exchange for substantially all assets of Angel Motorcycle, Inc., a Minnesota corporation. The acquisition is contingent on the successful completion of the pending initial public offering.

     On September 15, 2000, the Company issued 130,000 shares of common stock in exchange for certain motorcycle Web sites developed by Net Media Technologies, Inc., which is 30% owned by the President of the Company.

     On September 15, 2000, the Company completed a business combination in a single transaction with Yankee Engineuity Products Division, a California sole proprietorship, by exchanging 32,500 shares of its common stock for all of the outstanding ownership of Yankee Engineuity Products Division.

                           AMERICAN EAGLE MOTORCYCLE
                                 COMPANY, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

16. SUBSEQUENT EVENTS (CONTINUED)

COMMON STOCK

     During September 2000, 31,428 shares of common stock was issued to satisfy accounts payable of approximately $200,000.

CONVERSION OF PREFERRED STOCK

     On September 29, 2000, the Board of Directors authorized the Company to offer all holders of the outstanding preferred shares to convert each share of preferred stock to two shares of common stock, under the condition that the holders waive and surrender warrants held to purchase preferred stock and all accrued or cumulative rights to preferred stock dividends and agree to enter into lock-up agreement for one year from the Company's initial public offering regarding the common stock received in this conversion. The Company will recognize deemed preferred stock dividends of approximately $475,000, net of the $525,000 recorded as compensation for the six months ended June 30, 2000 (Note
2).

PROPOSED PUBLIC OFFERING

     The Company has entered into an agreement to sell shares of its common stock in an initial public offering. If the offering is consummated, as presently anticipated, all of the outstanding preferred stock will automatically convert to common stock. The unaudited pro forma shareholders' deficiency as of June 30, 2000 gives effect to the two-for-one conversion of all outstanding shares of preferred stock at that date into 285,714 shares of common stock upon the completion of the offering.

EMPLOYMENT AGREEMENT

     The Company has entered into an employment agreement with the Chief Executive Officer for a two year term to provide an annual salary of $96,000 plus certain benefits.

To the Board of Directors
ANGEL MOTORCYCLES, INC.
  (A DEVELOPMENT STAGE ENTERPRISE)
Minneapolis, Minnesota

                          INDEPENDENT AUDITOR'S REPORT

     We have audited the accompanying balance sheets of Angel Motorcycles, Inc. (a development stage enterprise) as of December 31, 1999 and 1998, and the related statements of operations, stockholders' equity (deficit), and cash flows for the year ended December 31, 1999, and for the periods from August 17, 1998 (inception) to December 31, 1999 and 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Angel Motorcycles, Inc. (a development stage enterprise) as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the year ended December 31, 1999, and for the periods from August 17, 1998 (inception) to December 31, 1999 and 1998, in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company incurred a loss of $265,343 in 1999 and at December 31, 1999, had an accumulated deficit of $320,809. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

     We have compiled the accompanying balance sheet of Angel Motorcycles, Inc. (a development stage enterprise) as of June 30, 2000, and the related statements of operations, stockholders' equity (deficit), and cash flows for the six months then ended, and for the period from August 17, 1998 (inception) to June 30, 2000, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

     A compilation is limited to presenting in the form of financial statements information that is the representation of management. We have not audited or reviewed the accompanying financial statements and, accordingly, do not express an opinion or any other form of assurance on them.

                            /s/ STIRTZ BERNARDS BOYDEN SURDEL & LARTER, P.A.

Edina, Minnesota
August 16, 2000

                            ANGEL MOTORCYCLES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                                 BALANCE SHEETS

                                                           DECEMBER 31,
                                                      -----------------------       JUNE 30,
                                                        1999           1998           2000
                                                      ---------      --------      -----------
                                                                                   (UNAUDITED)
ASSETS
Current assets:
  Cash..............................................  $   2,750      $     --      $        --
  Due from affiliate................................         --            --              243
  Prepaid expense...................................      2,524            --               --
  Debt offering costs, net of accumulated
     amortization of $7,653.........................         --            --           59,687
                                                      ---------      --------      -----------
                                                          5,274            --           59,930
Other assets:
  Investment in notes receivable -- Norton
     Motorcycles, Inc. .............................    273,000            --          273,000
  Surety bond deposit...............................    250,000            --               --
                                                      ---------      --------      -----------
                                                      $ 528,274      $     --      $   332,930
                                                      =========      ========      ===========
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Checks issued in excess of cash in bank...........  $      --      $     --      $     5,945
  Accounts payable:
     Related party..................................      4,367         8,719           88,330
     Other..........................................      7,476            --            6,714
  Accrued interest..................................         --            --            1,154
  Advances -- related party.........................    350,000            --          106,867
  Advances -- others................................    173,000            --               --
  Convertible debentures -- stockholders............         --            --          240,500
                                                      ---------      --------      -----------
          Total current liabilities.................    534,843         8,719          449,510
                                                      ---------      --------      -----------
Stockholders' equity (deficit):
  Common stock, no par value, 25,000,000 shares
     authorized; 5,607,105 and 4,674,661 shares
     issued and outstanding at December 31, 1999 and
     1998. At June 30, 2000, 7,974,405 shares are
     issued and outstanding.........................    314,240        46,747          998,470
  Deficit accumulated during the development
     stage..........................................   (320,809)      (55,466)      (1,115,050)
                                                      ---------      --------      -----------
          Total stockholders' equity (deficit)......     (6,569)       (8,719)        (116,580)
                                                      ---------      --------      -----------
                                                      $ 528,274      $     --      $   332,930
                                                      =========      ========      ===========

                       See Notes to Financial Statements.

                            ANGEL MOTORCYCLES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                            STATEMENTS OF OPERATIONS

                                           AUGUST 17,       AUGUST 17,                      AUGUST 17,
                                              1998             1998         SIX MONTHS         1998
                           YEAR ENDED    (INCEPTION) TO   (INCEPTION) TO       ENDED      (INCEPTION) TO
                          DECEMBER 31,    DECEMBER 31,     DECEMBER 31,      JUNE 30,        JUNE 30,
                              1999            1998             1999            2000            2000
                          ------------   --------------   ---------------   -----------   --------------
                                                                            (UNAUDITED)    (UNAUDITED)
Expenditures:
  General and
     administrative.....   $  26,381       $  46,547         $  72,928       $ 160,656      $  233,584
  Research and
     development........     238,962           8,919           247,881         624,778         872,659
  Interest expense......          --              --                --           8,807           8,807
                           ---------       ---------         ---------       ---------      ----------
                             265,343          55,466           320,809         794,241       1,115,050
Income taxes............          --              --                --              --              --
                           ---------       ---------         ---------       ---------      ----------
     NET LOSS...........   $ 265,343       $  55,466         $ 320,809       $ 794,241      $1,115,050
                           =========       =========         =========       =========      ==========
BASIC LOSS PER SHARE....   $    .052       $    .012         $    .065       $    .113      $     .203
                           =========       =========         =========       =========      ==========
WEIGHTED AVERAGE SHARES
  OUTSTANDING...........   5,063,179       4,674,661         4,948,909       6,999,105       5,483,743
                           =========       =========         =========       =========      ==========

                       See Notes to Financial Statements.

                            ANGEL MOTORCYCLES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                      FOR THE PERIOD FROM AUGUST 17, 1998
                        (INCEPTION) TO DECEMBER 31, 1999

                                                  COMMON STOCK
                                              --------------------
                                              NUMBER OF              ACCUMULATED
                                               SHARES      AMOUNT      DEFICIT       TOTAL
                                              ---------   --------   -----------   ---------
BALANCE, August 17, 1998....................         --   $     --   $        --   $      --
  Issuance of common stock on August 25,
     1998, for services; $.01 per share.....  3,924,661     39,247            --      39,247
  Issuance of common stock on August 25,
     1998, for cash; $.01 per share.........    750,000      7,500            --       7,500
  Net loss..................................         --         --       (55,466)    (55,466)
                                              ---------   --------   -----------   ---------
BALANCE, December 31, 1998..................  4,674,661     46,747       (55,466)     (8,719)
  Issuance of common stock on August 2,
     1999, for services; $.29 per share.....    214,556     61,600            --      61,600
  Issuance of common stock on August 2,
     1999, for cash; $.29 per share.........    717,888    205,893            --     205,893
  Net loss..................................         --         --      (265,343)   (265,343)
                                              ---------   --------   -----------   ---------
BALANCE, December 31, 1999..................  5,607,105    314,240      (320,809)     (6,569)
  Issuance of common stock on March 2, 2000,
     for cash; $.205 per share
     (unaudited)............................  1,220,600    250,000            --     250,000
  Issuance of common stock on March 2, 2000,
     for advances related to investment in
     notes receivable -- Norton Motorcycles,
     Inc.; $.20 per share (unaudited).......    740,000    148,000            --     148,000
  Issuance of common stock on March 2, 2000,
     for services; $.20 per share
     (unaudited)............................     70,000     14,000            --      14,000
  Issuance of warrants on March 2, 2000, for
     advances related to investment in notes
     receivable -- Norton Motorcycles, Inc.;
     $.10 per warrant (unaudited)...........         --     25,000            --      25,000
  Issuance of warrants on March 2, 2000, for
     cash; $.10 per warrant (unaudited).....         --    179,890            --     179,890
  Issuance of common stock on April 28,
     2000, related to debentures; $.20 per
     share (unaudited)......................    114,800     22,960            --      22,960
  Issuance of common stock on June 30, 2000,
     related to debentures; $.20 per share
     (unaudited)............................    221,900     44,380            --      44,380
  Net loss (unaudited)......................         --         --      (794,241)   (794,241)
                                              ---------   --------   -----------   ---------
BALANCE, JUNE 30, 2000 (UNAUDITED)..........  7,974,405   $998,470   $(1,115,050)  $(116,580)
                                              =========   ========   ===========   =========

                       See Notes to Financial Statements.

                            ANGEL MOTORCYCLES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                            STATEMENTS OF CASH FLOWS
                          INCREASE (DECREASE) IN CASH

                                                     AUGUST 17, 1998   AUGUST 17, 1998   SIX MONTHS    AUGUST 17, 1998
                                       YEAR ENDED    (INCEPTION) TO    (INCEPTION) TO       ENDED      (INCEPTION) TO
                                      DECEMBER 31,    DECEMBER 31,      DECEMBER 31,      JUNE 30,        JUNE 30,
                                          1999            1998              1999            2000            2000
                                      ------------   ---------------   ---------------   -----------   ---------------
                                                                                         (UNAUDITED)     (UNAUDITED)
Cash flows from operating
  activities:
  Net loss.........................    $(265,343)       $(55,466)         $(320,809)      $(794,241)     $(1,115,050)
  Adjustments to reconcile net loss
    to net cash flows from
    operating activities:
      Amortization of debt offering
         costs.....................           --              --                 --           7,653            7,653
      Common stock and warrants
         issued for services.......       61,600          39,247            100,847          14,000          114,847
      Increase due from
         affiliate.................           --              --                 --            (243)            (243)
      (Increase) decrease in
         prepaid expense...........       (2,524)             --             (2,524)          2,524               --
      Increase (decrease) in
         accounts payable:
         Related party.............       (4,352)          8,719              4,367          83,963           88,330
         Other.....................        7,476              --              7,476            (762)           6,714
      Increase in accrued
         interest..................           --              --                 --           1,154            1,154
                                       ---------        --------          ---------       ---------      -----------
             Net cash flows from
               operating
               activities..........     (203,143)         (7,500)          (210,643)       (685,952)        (896,595)
                                       ---------        --------          ---------       ---------      -----------
Cash flows from financing
  activities:
  Checks issued in excess of cash
    in bank........................           --              --                 --           5,945            5,945
  Advances -- related party........           --              --                 --           6,867            6,867
  Issuance of debentures...........           --              --                 --         240,500          240,500
  Issuance of common stock and
    warrants.......................      205,893           7,500            213,393         429,890          643,283
                                       ---------        --------          ---------       ---------      -----------
             Net cash flows from
               financing
               activities..........      205,893           7,500            213,393         683,202          896,595
                                       ---------        --------          ---------       ---------      -----------
             Net increase
               (decrease) in
               cash................        2,750              --              2,750          (2,750)              --
Cash, beginning of period..........           --              --             (2,750)             --               --
                                       ---------        --------          ---------       ---------      -----------
Cash, end of period................    $   2,750        $     --          $      --       $  (2,750)     $        --
                                       =========        ========          =========       =========      ===========
NON-CASH INVESTING AND FINANCING
  ACTIVITY:
  Advance issued for surety bond
    deposit........................    $ 250,000        $     --          $ 250,000       $(250,000)     $        --
                                       =========        ========          =========       =========      ===========
  Advance -- related party for
    investment in notes
    receivable -- Norton
    Motorcycle, Inc................    $ 100,000        $     --          $      --       $      --      $   100,000
                                       =========        ========          =========       =========      ===========
  Advances -- others for investment
    in notes receivable -- Norton
    Motorcycles, Inc...............    $ 173,000        $     --          $      --       $      --      $        --
                                       =========        ========          =========       =========      ===========

                       See Notes to Financial Statements.

                            ANGEL MOTORCYCLES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                         NOTES TO FINANCIAL STATEMENTS
                        YEAR ENDED DECEMBER 31, 1999 AND
                  THE PERIODS FROM AUGUST 17, 1998 (INCEPTION)
                         TO DECEMBER 31, 1999 AND 1998
               (UNAUDITED FOR THE SIX MONTHS ENDED JUNE 30, 2000)

1. GOING CONCERN

     As shown in the accompanying financial statements, the Company incurred a net loss of $265,343 during the year ended December 31, 1999, and as of that date, the Company has an accumulated deficit of $320,809. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans include raising additional equity capital. However, there can be no assurance that the Company will raise additional funds to meet its future financing requirements or that future operations will be successful. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

     The Company incurred a net loss of $794,241 during the six months ended June 30, 2000, and as of that date, the Company's liabilities exceeded its assets by $116,580, and the Company has an accumulated deficit of $1,115,050.

2. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

  Nature of Business

     The Company was incorporated as a Minnesota corporation on August 17, 1998. The Company is in the process of developing motorcycle technology for the American-style cruiser market.

     The Company is in the development stage and its efforts through December 31, 1999, have been principally devoted to organizational activities, raising capital, and research and development efforts. Management anticipates incurring substantial additional losses as it pursues its research and development efforts.

  Use of Estimates

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

  Surety Bond Deposit

     As part of the litigation to pursue collection on the notes receivable -- Norton Motorcycles, Inc., the Company was required by the court to post a $250,000 surety bond. A stockholder of the Company placed $250,000 into an escrow account with the insurance company on behalf of the Company. This amount was treated as a non-interest bearing advance to the Company by the

                            ANGEL MOTORCYCLES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

2. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

stockholder. During 2000, the $250,000 was repaid to the stockholder directly from the escrow account.

  Income Taxes

     The Company follows FASB Statement No. 109, "Accounting for Income Taxes," which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the deferred tax assets and liabilities.

  Basic Loss Per Common Share

     Basic loss per common share was computed by dividing income available to common stockholders by the weighted averaged number of common shares outstanding during the year. Diluted earnings per share are not presented because the effects of the Company's warrants are anti-dilutive.

3. INVESTMENT IN NOTES RECEIVABLE -- NORTON MOTORCYCLES, INC.

     During 1999, the Company authorized the purchase of three Norton Motorcycles, Inc. (Norton) notes receivable. Two of the notes were collateralized by certain trademarks and technology of Norton. The third note did not have any collateral attached to it. Following are the details related to the purchase of the notes:

                                                     FACE AMOUNT OF     NON-INTEREST
PURCHASED FROM                                      NOTES RECEIVABLE   BEARING ADVANCE
--------------                                      ----------------   ---------------
Stockholder.......................................      $100,000          $100,000
Third Party.......................................        25,000            25,000
Third Party.......................................       740,000*          148,000
                                                                          --------
                                                                          $273,000
                                                                          ========

-------------------------
* Consisting of $720,000 of principal and approximately $20,000 of accrued interest.

     Norton is currently insolvent and has no operations. The Company has initiated litigation against Norton to obtain rights to certain trademarks. The litigation is still in its early stages and the Company cannot determine the outcome of the litigation at this time. The investment in the notes receivable will be carried as an asset until such time as the litigation is successful, at which time the amounts will begin being amortized over the estimated useful lives of the intangible assets acquired, or until the litigation proves unsuccessful, at which time the amounts will be expensed.

                            ANGEL MOTORCYCLES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

3. INVESTMENT IN NOTES RECEIVABLE -- NORTON MOTORCYCLES, INC. (CONTINUED)

     Subsequent to year end, the Company issued 250,000 warrants with a fair value of $.10 per warrant for the $25,000 advance and 740,000 shares of common stock with a fair value of $.20 per share for the $148,000 advance. A convertible debenture was issued for the $100,000 advance. This $100,000 debenture incurs interest at the rate of 12%, matures January 1, 2001, and is convertible into shares of common stock at a conversion price of $1.00 per share.

4. ACCOUNTS PAYABLE -- RELATED PARTY

     Accounts payable -- related party and advances -- related party represent non-interest bearing advances to the Company by stockholders.

     The Company uses Melling Consultancy Design (MCD) to perform all of its research and development activities related to the process of developing motorcycle technology. During 1999, the Company issued MCD 214,556 shares of common stock as consideration for $61,600 of services. No amounts were owed to MCD as of December 31, 1999 and 1998. As of June 30, 2000, the Company owed MCD $60,000.

5. CONVERTIBLE DEBENTURES (UNAUDITED)

     On April 28, 2000, the Company authorized the issuance of up to $600,000 of Series A Debenture Units. Each unit is to consist of a $10,000 Series A Debenture and 14,000 shares of restricted common stock. The debentures incur interest at the rate of 10% simple interest per annum and mature at the earlier of six months from the date of the debenture or 30 days after the effective date of the pending initial public offering of American Eagle Motorcycle Company, Inc. The debentures are convertible into common stock of the Company at the rate of one share of common stock for each $.36 of debenture principal.

     As of June 30, 2000, the Company has issued $240,500 of Series A Debentures. The value allocated to the shares of stock issued as part of the debenture units is being amortized to interest expense over the terms of the notes.

6. COMMON STOCK WARRANTS (UNAUDITED)

     During the first six months of 2000, the Company issued 2,048,900 warrants to purchase shares of common stock at $1.00 per share (subsequently discounted to $.33 per share) that may be exercised at any time prior to May 31, 2004. These warrants were issued at an offering price of $.10 per warrant with 1,798,900 warrants being issued for cash and 250,000 warrants issued for a Norton note receivable (see Note 3).

7. INCOME TAXES

     The Company has operating loss carryforwards for federal and state tax purposes of approximately $300,000 at December 31, 1999, which expire through 2014. The Internal Revenue Code contains provisions which may limit the loss carryforwards available if significant changes in stockholder ownership of the Company occur. A deferred tax asset of approximately $120,000 has

                            ANGEL MOTORCYCLES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

7. INCOME TAXES (CONTINUED)

been fully offset by a valuation allowance since realization of the asset can not be reasonably assumed.

8. SUBSEQUENT EVENTS

     Subsequent to December 31, 1999, the Company has issued $240,500 of convertible debentures (see Note 5), 2,367,300 shares of common stock (see statement of stockholders' equity (deficit)) and 2,048,900 warrants to purchase shares of common stock (see Note 6).

     On April 7, 2000, the Company entered into an agreement with Melling Consultancy Design (MCD), which formalized their existing relationship on developing and designing motorcycle engines and a motorcycle prototype. Under the agreement, the Company is committed to pay MCD $240,000 upon completion of development of the engines and prototype. The Company has also agreed to pay MCD an additional $40,000 for all prototype tooling, molds and jigs, and to issue an additional $40,000 of purchase orders for engines. As part of this agreement, the Company is obligated to pay a 2.5% royalty to MCD on all sales of motorcycles, engines and spare parts developed under this agreement.

     On April 28, 2000, the Company's sole director authorized the Company to pursue the sale of the Company's engine technology and other assets to American Eagle Motorcycle Company, Inc.

               [INSIDE BACK COVER -- PHOTOS OF V-TWIN ENGINES AND
                             PRODUCTION FACILITIES]

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article VI of the corporate articles of registrant and Article 6 of the bylaws of registrant provide that the registrant shall have the power to indemnify its officers and directors, as well as other agents, to the fullest extent permitted by California law. Section 317 of the California Corporations Code permits indemnification of directors, officers and agents of the registrant who are made or threatened to be made a party to any civil, criminal or administrative proceeding by reason of their respective capacities with registrant, against judgments, settlements, penalties, fines and expenses (including attorney's fees) incurred by any such person in connection with the proceeding, provided the person acted in good faith and in a manner the person reasonably believed to be in the best interests of the registrant, and in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful. In addition, Section 204 of the California Corporations Code prohibits any such indemnification. In the following circumstances: (i) acts or omissions that involve intentional misconduct or a knowing or culpable violation of law, (ii) acts or omissions that the person believes to be contrary to the best interests of the registrant or its shareholders, (iii) any transaction from which the person derived an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the person's duty to the registrant or its shareholders in circumstances in which the person was aware, or should have been aware, in the ordinary course of performing duties of the person, of a risk of serious injury to the registrant or its shareholders, and (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to abdication of the person's duty to the registrant or its shareholders.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of registrant pursuant to the foregoing discussion, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     The underwriting agreement for this offering contains provisions under which the registrant, on the one hand, and the underwriters, on the other hand, have agreed to indemnify each other (including officers and directors or controlling persons of the registrant or the underwriters) against certain liabilities, including liabilities under the Securities Act.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The estimated expenses in connection with the issuance and distribution of the securities registered hereby, other than underwriting discounts and fees, are set forth in the following table. Other than the SEC registration fee and NASD filing fee, all amounts are estimates.

ITEM                                                          AMOUNT
----                                                          ------
SEC registration fee........................................  $ 4,289
NASD filing fee.............................................    2,124
Nasdaq and PSE listing fees.................................   20,000
Legal fees and expenses.....................................     *
Blue Sky fees and expenses..................................   25,000
Printing expenses (including Edgar filings).................     *
Accounting fees and expenses................................     *
Transfer Agent fees and expenses............................    5,000
Miscellaneous expenses......................................    5,000
                                                              -------
          Total.............................................     *
                                                              =======

-------------------------
* to be filed by amendment

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

     The following includes all sales of unregistered securities by the registrant during the past three years, and gives effect to a 1-for-7 reverse common stock split effected in October 2000.

     (a) In December 1997, the registrant issued 211,675 shares of common stock to Gregory Spak, its Chief Executive Officer, to satisfy outstanding loans payable to him in the aggregate amount of $493,900.

     (b) From December 1997 through December 1998, the registrant issued 475,000 shares of its preferred stock at $1.00 per share, a total of $475,000, to eleven accredited investors in private transactions with minimum investments of $25,000. These eleven investors also received three-year warrants to purchase an equivalent number of additional preferred shares at $1.00 per share. In October 2000, all of these 475,000 preferred shares and related warrants were exchanged for a total of 135,714 common shares of the registrant.

     (c) From May 1998 through November 1999, the registrant issued a total of 53,714 shares of common stock for $7.00 per share, a total of $376,000, to twelve private investors (most of whom are accredited investors) already known by officers of the registrant prior to their purchases of this common stock. They also received three-year warrants to purchase additional common shares at $7.00 per share in an amount equivalent to the shares purchased by them.

     (d) In February 1999, the registrant issued 1,429 shares of common stock to a consultant as compensation for consulting services of $15,000, accompanied by a warrant to purchase an additional 2,857 common shares at $5.25 per share.

     (e) In June 2000, the registrant issued 8,571 shares of its common stock in exchange for transportation equipment valued at $40,000 to Oscar Coco.

     (f) In June 2000 the registrant issued 158,686 shares of common stock and 525,000 shares of preferred stock to its Chief Executive Officer to satisfy outstanding loans and advances owed to him in the aggregate amount of $1,080,400. All of these preferred shares were exchanged by him in October 2000 into 150,000 common shares.

     (g) In September 2000, the registrant issued 130,000 shares of common stock to Net Media Technologies, Inc. to acquire several motorcycle Web sites from them.

     (h) In September 2000 the registrant issued 32,500 shares of common stock to Duncan Keller to acquire his sole proprietorship motorcycle parts business known as Yankee Engineuity.

     (i) In October 2000 the registrant issued 31,428 shares of its common stock to a trade creditor to satisfy outstanding trade accounts payable of $200,000.

     The sales and issuances of common stock, preferred stock, and warrants in each of the above transactions were deemed to be exempt from registration in reliance upon Section 4(2) of the Securities Act of 1933, as amended, as transactions not involving a public offering. All purchasers in these transactions represented their intention to acquire the securities for investment only and not with a view toward their distribution. In addition, all purchasers in these transactions had adequate access to sufficient information about the registrant to make an informed investment decision. No general solicitation or advertising was employed by the registrant in any of these transactions. None of these securities were sold through an underwriter or selling agent, and accordingly there were no underwriting or selling discounts or commissions involved in these transactions.

ITEM 27. EXHIBITS

        EXHIBIT
         NUMBER                             DESCRIPTION OF EXHIBIT
        -------                             ----------------------
           1.1           -- Form of Agreement Among Underwriters
           1.2           -- Form of Underwriting Agreement
           1.3           -- Form of Selected Dealers Agreement
           1.4           -- Form of Underwriters Agreement
           1.5           -- Form of Consulting Agreement Between Registrant and
                            Representative of Underwriter
           3.1           -- Articles of Incorporation of registrant, as amended
           3.2           -- Bylaws of registrant
          *4.1           -- Specimen common stock certificate
          *4.2           -- Form of redeemable Class A Warrant and related Warrant
                            Agreement
          *5             -- Opinion of Robert O. Knutson, Attorney at Law
          10.1           -- Asset Purchase Agreement between registrant and Angel
                            Motorcycles Inc.
          10.2           -- Acquisition agreement for purchase of motorcycle Web
                            sites by registrant from Net Media Technologies, Inc.
          10.3           -- Acquisition agreement for purchase of Yankee Engineuity motorcycle parts business by registrant from Duncan
                            Keller
          10.4           -- Authorized dealer agreement for American Eagle dealers
         *10.5           -- Employment agreement with Gregory Spak to become
                            effective January 1, 2000
          10.6           -- Lease for American Eagle headquarters/production
                            facilities
         *23.1           -- Consent of Robert O. Knutson, Attorney at Law (included in Exhibit 5)
          23.2           -- Consent of BDO Seidman, LLP
          23.3           -- Consent of independent public accountant for Angel
                            Motorcycles Inc.
         *27             -- Financial Data Schedule

------------------------

* To be filed by amendment.

ITEM 28. UNDERTAKINGS

     The registrant will provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes to:

     (1) file, during any period in which it offers or sells securities, a post effective amendment to this Registration Statement to:

          - include any prospectus required by Section 10(a)(3) of the Securities Act;

          - reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

          - include any additional or changed material information on the plan of distribution;

     (2) for determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     For determining any liability under the Securities Act, the registrant will treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of this registration statement as of the time the SEC declared it effective.

     For determining any liability under the Securities Act, the registrant will treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has authorized the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollister, State of California on October 30, 2000.

                                          AMERICAN EAGLE MOTORCYCLE COMPANY,
                                          INC.

                                          By /s/ GREGORY SPAK
                                            ------------------------------------
                                                        Gregory Spak
                                             President, Chief Executive Officer
                                                        and Director

     In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

                     SIGNATURE                                        TITLE                           DATE
                     ---------                                        -----                           ----

                 /s/ GREGORY SPAK                      President, Chief Executive Officer       October 30, 2000
---------------------------------------------------    and Director (Principal Executive
                   Gregory Spak                        Officer)

                /s/ DAVID MAGINNIS                     Chief Financial Officer (Principal       October 30, 2000
---------------------------------------------------    Financial and Accounting Officer)
                  David Maginnis

                /s/ MAURICE TAYLOR                     Director and Chairman of Board           October 30, 2000
---------------------------------------------------
                  Maurice Taylor

               /s/ KENNETH MACLENNAN                   Director                                 October 30, 2000
---------------------------------------------------
                 Kenneth MacLennan

                               INDEX TO EXHIBITS

        EXHIBIT
         NUMBER                             DESCRIPTION OF EXHIBIT
        -------                             ----------------------
           1.1           -- Form of Agreement Among Underwriters
           1.2           -- Form of Underwriting Agreement
           1.3           -- Form of Selected Dealers Agreement
           1.4           -- Form of Underwriters Agreement
           1.5           -- Form of Consulting Agreement Between Registrant and
                            Representative of Underwriter
           3.1           -- Articles of Incorporation of registrant, as amended
           3.2           -- Bylaws of registrant
          *4.1           -- Specimen common stock certificate
          *4.2           -- Form of redeemable Class A Warrant and related Warrant
                            Agreement
          *5             -- Opinion of Robert O. Knutson, Attorney at Law
          10.1           -- Asset Purchase Agreement between registrant and Angel
                            Motorcycles Inc.
          10.2           -- Acquisition agreement for purchase of motorcycle Web
                            sites by registrant from Net Media Technologies, Inc.
          10.3           -- Acquisition agreement for purchase of Yankee Engineuity motorcycle parts business by registrant from Duncan
                            Keller
          10.4           -- Authorized dealer agreement for American Eagle dealers
         *10.5           -- Employment agreement with Gregory Spak to become
                            effective January 1, 2000
          10.6           -- Lease for American Eagle headquarters/production
                            facilities
         *23.1           -- Consent of Robert O. Knutson, Attorney at Law (included in Exhibit 5)
          23.2           -- Consent of BDO Seidman, LLP
          23.3           -- Consent of independent public accountant for Angel
                            Motorcycles Inc.
         *27             -- Financial Data Schedule

------------------------

* To be filed by amendment.